Filed Pursuant to Rule 424(b)(5)

Registration Statement No.: 333-286841

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 20, 2025)

$135,000,000

Bit Digital, Inc.

4.00% Convertible Senior Notes due 2030

Convertible into ordinary shares

We are offering $135,000,000 principal amount of our 4.00% Convertible Senior Notes due 2030 (the “notes”). The notes will bear interest at a rate of 4.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased.

Holders may convert their notes at their option prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, we will pay or deliver, as the case may be, cash, ordinary shares, or a combination of cash and ordinary shares, at our election, as described in this prospectus supplement.

The conversion rate will initially be 240.3846 ordinary shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $4.16 per ordinary share). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following our delivery of a notice of optional redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of optional redemption, as the case may be. We will also increase the conversion rate for a holder who elects to convert its notes during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change).

We may redeem for cash all or any part of the notes, at our option, on or after October 6, 2028 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our ordinary shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to the redemption at our option on or after October 6, 2028 as an “optional redemption” in this prospectus supplement. No sinking fund is provided for the notes.

On October 1, 2028, holders will have the right to require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the put date.

If we undergo a fundamental change, subject to certain conditions and a limited exception described in this prospectus supplement, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our general senior unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes, will rank equal in right of payment with all of our liabilities that are not so subordinated, will rank effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BTBT.” On September 29, 2025, the last reported sale price of our ordinary shares on Nasdaq was $3.20.

We are a “smaller reporting company” under applicable Securities and Exchange Commission, or the SEC, rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus supplement. See “Prospectus Supplement Summary—Smaller Reporting Company” on page S-2 of this prospectus supplement for more information.

Investing in the notes involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our annual report on Form 10-K for the year ended December 31, 2024, our quarterly report on Form 10-Q for the fiscal period ended June 30, 2025 and our current report on Form 8-K filed on September 29, 2025.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER NOTE	TOTAL
Price to public(1)	$1,000	$135,000,000
Underwriting discounts and commissions(2)	$35	$4,725,000
Proceeds to us, before expenses	$965	$130,275,000

(1)	Plus accrued interest, if any, from October 2, 2025.
(2)	We refer you to “Underwriting” beginning on page S-65 of this prospectus supplement for additional information regarding total underwriter compensation, including our agreement to reimburse the underwriters for certain out-of-pocket expenses. As part of this offering, the underwriters intend to allocate a portion of the Notes to themselves or certain of their affiliates.

We have granted the underwriters an option to purchase up to an additional $15,000,000 aggregate principal amount of the notes on the same terms and conditions as set forth above within 30 days of the date of this prospectus supplement solely to cover over-allotments.

The underwriters expect to deliver the notes in book-entry from only through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on or about October 2, 2025, which will be the second business day following the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Barclays	Cantor	B. Riley Securities

Financial Advisor to Bit Digital, Inc.

ICR Capital LLC

Prospectus Supplement dated September 29, 2025

Table of Contents

Prospectus Supplement

Prospectus

S-i

about this Prospectus Supplement

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of the notes. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about this offering of the notes varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Incorporation of Certain Information by Reference” in this prospectus supplement.

In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to purchase the securities under applicable laws and regulations.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement, the accompanying base prospectus and any related free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, nor any distribution of securities pursuant to this prospectus supplement or the accompanying base prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus supplement or the accompanying base prospectus.

You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus supplement entitled “Incorporation of Certain Information by Reference” and in the sections of the accompanying base prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

For investors outside the United States: we and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the notes and the distribution of this prospectus supplement, the accompanying base prospectus and any company free writing prospectus that we have authorized for use in connection with this offering outside the United States.

All references to “we,” “us,” “our,” the “Company” or similar terms used in this prospectus supplement refer to Bit Digital, Inc., a Cayman Islands exempted company (“Bit Digital”), including its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through Bit Digital Strategies Limited, a Hong Kong company; Bit Digital Singapore Pte. Ltd., a Singapore company; Bit Digital U.S.A. Inc., a Delaware corporation and our operating entity in the United States; Bit Digital Canada, Inc., a Canadian company; WhiteFiber Inc., an exempted company with limited liability incorporated and registered in the Cayman Islands, which completed its initial public offering in August 2025 (see “Prospectus Summary—Recent Developments—Subsidiary Initial Public Offering” below for additional information); WhiteFiber AI, Inc., a Delaware corporation, and its wholly-owned subsidiaries WhiteFiber HPC, Inc., a Delaware corporation; WhiteFiber Iceland, an Icelandic corporation; Enovum Data Centers Corp., a Canadian subsidiary of WhiteFiber, Inc; and WhiteFiber Japan G.K., a company incorporated under the laws of Japan.

S-ii

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business and statements regarding our financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “anticipate,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “potential,” “will,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section titled “Risk Factors,” included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) filed with the SEC on March 14, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Second Quarter 2025 10-Q”), our Current Report on Form 8-K filed on September 29, 2025 (the “September 29 8-K”) and other risk factors detailed from time to time in filings with the SEC. Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including those included in our 2024 Form 10-K, Second Quarter 2025 10-Q and September 29 8-K and therein, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iii

Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding whether to invest in the notes. You should read this entire prospectus supplement carefully, including accompanying prospectus, the “Risk Factors” section in this prospectus supplement, the risks set forth under the heading “Risk Factors” in the 2024 Form 10-K, the Second Quarter 2025 10-Q, the September 29 8-K and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, prior to making an investment decision.

Our Business

Overview

The Company is a publicly traded digital asset platform focused on Ethereum (ETH)-native treasury and staking strategies. We began accumulating and staking ETH in 2022 and now operate one of the largest institutional Ethereum staking infrastructures globally, with approximately 121,252 ETH accumulated as of August 31, 2025. Our platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the ETH ecosystem, the Company aims to deliver exposure to secure, scalable, and compliant access to onchain yield. The Company’s high performance computing (“HPC”) business operates under the WhiteFiber Inc. (“WhiteFiber”) brand. Our operations are primarily located in the US, Canada, and Iceland.

Given increased regulatory clarity, including the recently passed GENIUS Act, we view ETH as a digitally native store of value and foundational infrastructure for decentralized applications and stablecoins. Accordingly, we intend to grow our ETH position over time, supported by staking rewards. Through staking, we earn rewards that can be reinvested into ETH or used for general corporate purposes. We believe that our strategy will drive growth in ETH per ordinary share outstanding.

We safeguard our ETH using institutional-grade custodians, including Fireblocks Inc. and Cactus Custody Holding Company. Over time, management expects ETH holdings and staking income to represent the primary source of shareholder value. This strategy marks a significant evolution of our business model, aligning our capital structure and value proposition with the performance of ETH and associated network economics. We believe this approach offers investors a liquid, regulated vehicle for long-term ETH exposure, combining capital markets access with the income potential of Ethereum’s proof-of-stake network.

Net proceeds from this offering will primarily be used to purchase Ethereum and may be used by the Company for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

We have commenced a strategic alternatives process for our bitcoin mining operations that is expected to result in their sale or wind-down, with any net proceeds to be re-deployed into ETH.

Recent Developments

Preliminary Financial Results for the Two Months Ended and as of August 31, 2025

Our unaudited condensed consolidated financial results for the three months ending and as of September 30, 2025 are not yet complete and/or will not be available until after the completion of this offering. Accordingly, we are presenting below certain preliminary estimated and unaudited data for the two months ended and as of August 31, 2025. The estimated and unaudited data set forth below are preliminary, and actual results for the two months ended August 31, 2025 remain subject to the completion of our financial close processes and management’s final reviews of our financial data for the three months ending September 30, 2025. Such estimated and unaudited data constitute forward-looking statements based solely on information available to us as of the date of this prospectus supplement. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting practices (“U.S. GAAP”). Therefore, no assurance can be given that, upon completion of our review and the review of our independent auditors, we will not recognize materially different financial results for the three months ending September 30, 2025 than the preliminary estimated and unaudited data for the two months ended August 31, 2025 set forth below. Further, our preliminary estimated and unaudited results should not be considered an indication of expected performance for the remainder of the three months ending September 30, 2025 and are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The preliminary and unaudited estimates presented below have been prepared by, and are the responsibility of, management. Audit Alliance LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information. Accordingly, Audit Alliance LLP does not express an opinion or any other form of assurance with respect thereto.

Once our quarter-end financial closing process is completed, we will report financial results for the three months ending and as of September 30, 2025 that differ, although we do not expect the actual results for the two months ended August 31, 2025 included in the financial results for the three months ending September 30, 2025 to differ materially from those reflected in the preliminary and unaudited estimates set forth below. The following information and estimates contain certain forward-looking statements. While we believe that such information and estimates are based on reasonable assumptions, our actual results may vary. Factors that could cause the preliminary estimated and unaudited data to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the quarter ending September 30, 2025; and (ii) discovery of new information that affects accounting estimates, management judgment, or impacts valuation methodologies underlying these estimated results.

We have presented the following preliminary estimated and unaudited data for the two months ended August 31, 2025:

	Two months ended August 31, 2025
	Estimated
	Low	High
Statement of Operations Data:
Revenue	$20,055,858	$22,166,999
Cost of Revenue (exclusive of depreciation)	$(8,176,724)	$(9,037,431)

In addition, we estimate that our cash and cash equivalents as of August 31, 2025 is between $163.7 million and $173.9 million, which amount includes proceeds from the WhiteFiber IPO (as defined below).

As of August 31, 2025, the Company held approximately 121,252 ETH, which includes approximately 15,084 ETH and ETH-equivalents held in an externally managed fund, and approximately 5,094 ETH presented on as-converted basis from LsETH using the Coinbase conversion rate as of August 31, 2025.

Subsidiary Initial Public Offering

On August 8, 2025, WhiteFiber completed its initial public offering (the “WhiteFiber IPO”) of 9,375,000 ordinary shares, at a public offering price of $17.00 per share. All ordinary shares in the WhiteFiber IPO were sold by WhiteFiber. The gross proceeds to WhiteFiber from the WhiteFiber IPO were $159,375,000, before deducting underwriting discounts and commissions and offering expenses payable by WhiteFiber.

WhiteFiber granted a 30-day option to the underwriters of the WhiteFiber IPO to purchase up to 1,406,250 additional WhiteFiber ordinary shares at the public offering price of $17.00 per share. On September 2, 2025, the underwriters fully exercised their option, resulting in additional gross proceeds to the Company of approximately $23.9 million. The exercise of the over-allotment option closed on September 4, 2025.

Prior to the consummation of the WhiteFiber IPO, the Company held all of the issued and outstanding ordinary shares of WhiteFiber. After giving effect to the WhiteFiber IPO (including the underwriters’ exercise of their option to purchase additional ordinary shares), the Company holds approximately 71.5% of the issued and outstanding ordinary shares of WhiteFiber.

WhiteFiber operates the Company’s HPC business. WhiteFiber intends to complete its Tier-3 data center expansion project near Montreal, Canada (referred to as MTL-2) in the first half of 2026 as it prioritizes other builds and preserved capital for more time-sensitive projects, its data center site in Saint-Jerome, Quebec, a suburb of Montreal (referred to as MTL-3) in the fourth quarter of 2025, and the first 24 MW (gross) of its industrial/manufacturing building together with the underlying land located in Madison, North Carolina (referred to as NC-1) in the first quarter of 2026. While NC-1 is expected to be completed in the first quarter of 2026, WhiteFiber management expects it will start generating revenue in May of 2026.

Registered Direct Offering

On July 14, 2025, we entered into a placement agency agreement with B. Riley Securities, Inc., pursuant to which B. Riley Securities, Inc. agreed to serve as the sole placement agent for the Company in connection with a registered direct offering (the “Registered Direct Offering”) of an aggregate of 22,000,000 ordinary shares of the Company at an offering price of $3.06 per share. The Registered Direct Offering closed on July 15, 2025. The net proceeds to us from the Registered Direct Offering were approximately $63.3 million, after deducting placement agent fees and estimated offering expenses payable by us.

Underwritten Offering of Ordinary Shares

On July 1, 2025, the underwriters of our underwritten public offering of ordinary shares that was announced on June 25, 2025 fully exercised their option to purchase an additional 11,250,000 ordinary shares (the “Underwriters’ Option Exercise”), resulting in additional net proceeds to us of approximately $21.4 million.

Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our ordinary shares held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) the market value of our ordinary shares held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter and our annual revenues for the prior completed fiscal year do not exceed $100 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

Our executive offices are located at 31 Hudson Yards, Floor 11, New York, NY 10001. Our telephone number is (212) 463-5121, and our website address is https://bit-digital.com/. Information on or connected to our website is not a part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the notes, see the section entitled “Description of the Notes” in this prospectus supplement that supplements the “Description of Debt Securities” section of the accompanying prospectus. For a more detailed description of our ordinary shares issuable upon conversion of the notes, see the section entitled “Description of Share Capital” in the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words “we,” “our,” “us,” and “our company” refer to Bit Digital, Inc. and not to its subsidiaries.

Issuer	Bit Digital, Inc., a Cayman Islands exempted company.

Notes Offered	$135,000,000 principal amount of 4.00% Convertible Senior Notes due 2030 (the “notes”) plus up to an additional $15,000,000 principal amount of the notes pursuant to the underwriters’ over-allotment option.

Maturity	The notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased.

Interest Rate

The notes will bear interest at a rate of 4.00% per year. Interest on the notes will accrue from October 2, 2025 and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. We will pay additional interest, if any, at our election, as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes–Events of Default.”

Conversion Rights

Holders may convert their notes at their option prior to the close of business on the second scheduled trading day immediately preceding the maturity date, in integral multiples of $1,000 principal amount.

The conversion rate for the notes is initially 240.3846 ordinary shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $4.16 per ordinary share), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and ordinary shares, the amount of cash and ordinary shares, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as described herein). See “Description of the Notes–Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under “Description of the Notes—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

Moreover, if we deliver a notice of optional redemption, (as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its notes called (or deemed called) for redemption in connection with such notice of optional redemption, as described under “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption.”

You will not receive any additional cash payment or additional ordinary shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, ordinary shares or a combination of cash and ordinary shares paid or delivered, as the case may be, to you upon conversion of a note.

Optional Redemption

We may redeem for cash all or any part of the notes, at our option, on or after October 6, 2028 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our ordinary shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to the redemption at our option on or after October 6, 2028 as “optional redemption” in this prospectus supplement.

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

We will give notice of any optional redemption not less than 35 nor more than 50 scheduled trading days before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period (as defined below under “Description of the Notes—Conversion Rights—General”), we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes selected for redemption. See “Description of the Notes—Optional Redemption.”

Repurchase on Put Date

On October 1, 2028 (the “put date”), Holders will have the right, at their option, to require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the put date. See “Description of the Notes—Repurchase on Put Date.”

Repurchase upon Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of the Notes— Repurchase upon Fundamental Change”), subject to certain conditions and a limited exception described in this prospectus supplement, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of the Notes—Repurchase upon Fundamental Change.”

Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions

If you surrender your notes for conversion at any time during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change), we will increase the conversion rate per $1,000 principal amount of notes to be converted by a number of additional ordinary shares (such increase, an “interest make-whole conversion rate adjustment”) equal to (i) the sum of the remaining scheduled payments of interest that would have been made on $1,000 principal amount of the notes to be converted had such notes remained outstanding from the conversion date through October 1, 2028, divided by (ii) the greater of (x) the conversion price as of the applicable conversion date and (y) the simple average of the daily VWAP (as defined under “Description of the Notes—Settlement upon Conversion”) of the ordinary shares for the ten consecutive trading days ending on and including the trading day immediately preceding such conversion date.

Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change or our Election to Redeem the Notes:	Holders who convert their notes in connection with a “make-whole fundamental change” occurring prior to the maturity date or convert their notes called for redemption (or deemed called for redemption) during the related “redemption period” may be entitled to an increase in the conversion rate for the notes so surrendered for conversion. See “Description of the Notes—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption.”

Ranking

The notes will be our general senior unsecured obligations and will rank:

●      senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;

●      equal in right of payment with all of our liabilities that are not so subordinated;

●      effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

●      structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of June 30, 2025, we had no indebtedness. As of June 30, 2025, our subsidiaries had an aggregate principal amount of approximately $70.3 million of other liabilities (including trade payables, but excluding intercompany obligations, deferred revenue and deferred tax liabilities) to which the notes would have been structurally subordinated. As of June 30, 2025, after giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option), the outstanding principal amount of our total consolidated indebtedness for borrowed money would have been $100 million.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Use of Proceeds

We estimate the net proceeds from this offering will be approximately $ (or approximately $ if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets. See “Use of Proceeds” for additional information.

Book-Entry Form and Settlement

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

We expect that delivery of the notes will be made to investors in book-entry form through the DTC on or about October 2, 2025, which will be the second business day following the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Absence of a Public Market for the Notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Tax Considerations	For a discussion of certain Cayman Islands and U.S. federal income tax considerations of the ownership, disposition and conversion of the notes, and the ownership and disposition of the ordinary shares issuable upon conversion of the notes. See “Taxation.”

Nasdaq Capital Market Symbol for the Ordinary Shares	Our ordinary shares are listed on Nasdaq Capital Market under the symbol “BTBT.”

Trustee, Paying Agent, Transfer Agent, Conversion Agent and Registrar	U.S. Bank Trust Company, National Association

Governing Law	The indenture governing the notes and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors

An investment in the notes involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors below, in the 2024 Form 10-K, the Second Quarter 2025 10-Q and the September 29 8-K (which are incorporated by reference into this prospectus supplement), and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks Related to the Notes and this Offering

The notes are structurally subordinated to any liabilities of our subsidiaries and will be effectively subordinated to any of our future secured indebtedness.

The notes will be our general senior unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes, will rank equal in right of payment with all of our liabilities that are not so subordinated and will rank effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any future secured debt will be available to pay obligations on the notes only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our consolidated subsidiaries from incurring additional liabilities.

As of June 30, 2025, we had no indebtedness. As of June 30, 2025, our subsidiaries had an aggregate principal amount of approximately $70.3 million of other liabilities (including trade payables, but excluding intercompany obligations, deferred revenue and deferred tax liabilities) to which the notes would have been structurally subordinated. As of June 30, 2025, after giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option), the outstanding principal amount of our total consolidated indebtedness for borrowed money would have been $100 million.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, any of our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ordinary shares underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on ordinary shares in lieu of or in addition to short selling ordinary shares. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.

The SEC and other regulatory and self-regulatory authorities have in the past implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including ordinary shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. These circuit breakers have been tripped on several occasions during periods of increased market volatility and are likely to be tripped in the future. Any governmental or regulatory action that restricts or affects the ability of investors in, or potential purchasers of, the notes to effect short sales of ordinary shares, borrow ordinary shares or enter into swaps on ordinary shares could adversely affect the trading price and the liquidity of the notes. Other regulatory actions and events may also impact the trading price and liquidity of the notes and our ordinary shares.

In addition, the number of our ordinary shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our ordinary shares with a note investor may not be sufficient for the implementation of a convertible arbitrage strategy. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. We cannot assure you that a sufficient number of our ordinary shares will be available to borrow on commercial terms, or at all, to potential purchasers in this offering or holders of the notes. If investors in this offering or potential purchasers of the notes that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Volatility in the market price and trading volume of our ordinary shares could adversely impact the trading price of the notes.

The price of our ordinary shares may fluctuate due to a variety of factors, such as international currency fluctuations, corruption, political instability, and acts of war or terrorism. See “Risk Factors—The trading price of our ordinary shares is subject to pricing factors that are not necessarily associated with traditional factors that influence share prices or the value of non-bitcoin assets.”

In particular, the market price of our ordinary shares could be subject to extreme volatility and fluctuations in response to industry-wide developments beyond our control, given that the cryptocurrency industry continues to experience rapid evolutions and changes. The price of our ordinary shares may not be immune to unfavorable investor sentiment resulting from future developments in the broader cryptocurrency industry and the price of our ordinary shares may decline as a result.

A decrease in the market price of our ordinary shares would likely adversely impact the trading price of the notes. The market price of our ordinary shares could also be affected by possible sales of ordinary shares by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our ordinary shares. This trading activity could, in turn, affect the trading price of the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on our debt, including the notes, when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes offered herein, to repurchase the notes on the put date or upon a fundamental change, to repay the notes at maturity and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.

Holders of the notes will have the right, subject to certain conditions and except as described in this prospectus, to require us to repurchase all or any portion of their notes (a) on the put date, as described under “Description of the Notes-Repurchase on Put Date” and (b) upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as described under “Description of the Notes—Repurchase upon Fundamental Change.” Upon maturity of the notes, we must pay the principal amount of the notes plus accrued and unpaid interest, if any, in cash, unless the notes have been previously repurchased, redeemed or converted. In addition, upon conversion of the notes, unless we elect to deliver solely ordinary shares to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under “Description of the Notes—Conversion Rights—Settlement upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor or settle in cash the notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase the notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture governing the notes offered hereby could also be a default under our other future outstanding indebtedness (and vice versa) or the fundamental change itself could also lead to a default under agreements governing any outstanding future indebtedness. If the repayment of our other indebtedness or any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase or redeem the notes or make cash payments upon conversions thereof.

Redemption may adversely affect your return on the notes.

We may not redeem the notes prior to October 6, 2028. We may redeem for cash all or any part of the notes, at our option, on or after October 6, 2028 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported price of our ordinary shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline. See “Description of the Notes—Optional Redemption.”

Conversion of the notes may dilute the ownership interest of the holders of our ordinary shares or may otherwise depress the price of our ordinary shares.

The conversion of some or all of the notes may dilute the ownership interests of the holders of our ordinary shares. Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, ordinary shares, or a combination of cash and ordinary shares. If we elect to settle our conversion obligation in ordinary shares or a combination of cash and ordinary shares, any sales in the public market of our ordinary shares issuable upon such conversion could adversely affect prevailing market prices of our ordinary shares. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into ordinary shares could depress the price of our ordinary shares.

The accounting method for the notes could have a material effect on our reported financial results.

The accounting method for reflecting the notes on our consolidated balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our ordinary shares in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our consolidated balance sheet. Our full accounting assessment may conclude that we are required to separately account for the conversion option or other features as derivatives. Alternatively, we may elect the fair value option to account for the entire instrument at fair value. In either case, we will need to record, on a quarterly basis, gains and losses related to such changes in fair value, which could have a material impact on our net income or loss. It could also depress the trading price of our ordinary shares and the notes.

In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if-converted” method. Under that method, the ordinary shares underlying the notes will be reflected in our diluted earnings per share assuming that all the notes were converted into ordinary shares at the beginning of the reporting period (or, if later, the date the notes are first issued), unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above. We cannot be sure whether other changes may be made to the current accounting standards related to the notes, or otherwise, that could have a material adverse effect on our reported financial results.

Future sales of ordinary shares or equity-linked securities in the public market could lower the trading price for our ordinary shares, adversely impact the trading price of the notes and result in dilution to existing shareholders.

We may in the future sell additional ordinary shares or equity-linked securities to raise capital. In addition, a substantial number of ordinary shares are reserved for issuance upon conversion of the notes as well as in connection with the exercise or vesting of awards under our equity incentive plans. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our ordinary shares or equity-linked securities in the public market. The issuance and/or sale of substantial amounts of our ordinary shares, or the perception that such issuances and sales may occur (including due to anticipated conversion of the notes offered hereby, depending on the prevailing trading price of our ordinary shares at the time), could adversely affect the trading price of the notes and ordinary shares and impair our ability to raise capital through the sale of additional equity or equity-linked securities. Any current or future sales of ordinary shares in the public market by us will result in dilution to our existing shareholders. In addition, if one or more holders of the notes elects to convert the notes, unless we elect to satisfy our conversion obligations solely by paying cash, we expect that the settlement of such conversions will result in dilution to our existing shareholders. We are unable to predict the effect that sales, particularly sales by our directors, executive officers, and significant stockholders, may have on the prevailing market price of our ordinary shares or the trading price of the notes.

Holders of notes will not be entitled to any rights with respect to the ordinary shares, but will be subject to all changes made with respect to them to the extent our conversion obligation includes ordinary shares.

Holders of the notes will not be entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on ordinary shares) prior to the conversion date relating to such notes (if we elect to settle the relevant conversion by delivering solely ordinary shares (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ordinary shares in respect of the relevant conversion), but holders of the notes will be subject to all changes affecting our ordinary shares. For example, if an amendment is proposed to our amended and restated memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we elect to settle the relevant conversion by delivering solely ordinary shares (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ordinary shares in respect of the relevant conversion), such holder will not be entitled to vote any shares underlying the notes held by such holder on the amendment, although such holder will nevertheless be subject to any changes affecting our ordinary shares.

Upon conversion of the notes, holders may receive less valuable consideration than expected because the value of our ordinary shares may decline after holders exercise their conversion right and before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our ordinary shares during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, ordinary shares, or a combination of cash and shares. If we elect to satisfy our conversion obligation in cash or a combination of cash and ordinary shares, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our ordinary shares for each trading day in a 30-trading-day observation period described under “Description of the Notes—Conversion Rights—Settlement upon Conversion.” Accordingly, if the price of our ordinary shares decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our ordinary shares at the end of such period is below the average volume-weighted average price of our ordinary shares during such period, the value of any ordinary shares that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of ordinary shares that you will receive.

If we elect to satisfy our conversion obligation solely in ordinary shares upon conversion of the notes, we will be required to deliver ordinary shares, together with cash for any fractional share, as described in “Description of the Notes—Conversion Rights—Settlement upon Conversion.” Accordingly, if the price of the ordinary shares decreases prior to our delivery of ordinary shares to you, the value of our ordinary shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of the Notes—Repurchase upon Fundamental Change,” “Description of the Notes—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make—Whole Fundamental Change” and “Description of the Notes—Consolidation, Merger and Sale of Assets.”

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or an optional redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or we elect to call the notes for an optional redemption, under certain circumstances, we will increase the conversion rate by a number of additional ordinary shares for notes converted in connection with such make-whole fundamental change or such redemption. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or we deliver notice of such redemption and the price paid (or deemed to be paid) per ordinary share in such transaction or the average market price per ordinary share prior to such notice, as described below under “Description of the Notes—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or such redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or such redemption. Furthermore, if we call only a portion of the outstanding notes for optional redemption, only those notes called (or deemed called) for optional redemption will become convertible as a result of such call for optional redemption and only the conversion rate of notes converted in connection with such notice of redemption will be increased. Accordingly, notes not called (or not deemed called) for optional redemption will not become convertible if not otherwise convertible at such time and will remain outstanding, and may have reduced liquidity and a resulting reduced trading price. In addition, if the price paid (or deemed paid) per ordinary share in the transaction or the market price prior to such redemption is greater than $25.00 per ordinary share or less than $3.20 per ordinary share (in each case, subject to adjustment), no additional ordinary shares will be added to the conversion rate for the notes. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 312.50 ordinary shares, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

For conversions from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028, we will be required to increase the conversion rate by a number of additional ordinary shares, which could result in significant dilution to our stockholders.

We will increase the conversion rate by a number of additional ordinary shares for a holder who elects to convert its notes during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change). The increase in the conversion rate per $1,000 principal amount of notes to be converted will be a number of additional ordinary shares equal to (i) the sum of the remaining scheduled payments of interest that would have been made on $1,000 principal amount of the notes to be converted had such notes remained outstanding from the conversion date through October 1, 2028, divided by (ii) the greater of (x) the conversion price as of the applicable conversion date and (y) the simple average of the daily VWAP (as defined under “Description of the Notes—Settlement upon Conversion”) of the ordinary shares for the ten consecutive trading days ending on and including the trading day immediately preceding such conversion date, which could result in significant dilution to our shareholders.

Notwithstanding the foregoing, if in connection with a conversion of notes, the conversion rate is adjusted as described under “Description of the Notes—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” or “Description of the Notes—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption,” then such converting holder will not receive the interest make-whole conversion rate adjustment (as defined under “Description of the Notes—Conversion Rights-Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions”) with respect to such notes. See “Description of the Notes—Conversion Rights—Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions.”

Upon any optional redemption of the notes or any conversion of the notes in connection with a related redemption notice, the cash comprising the redemption price, in the case of an optional redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, as applicable, may not fully compensate you for future interest payments or lost time value of your notes.

On or after October 6, 2028, we may optionally redeem for cash all or any part of the notes, at our option, if the last reported sale price of our ordinary shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we call the notes for an optional redemption, you may convert all or any portion of your notes called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date. Upon such redemption or conversion, the cash comprising the redemption price, in the case of an optional redemption, or the applicable conversion rate, in the case of a conversion in connection with a related redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See “Description of the Notes—Optional Redemption.”

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as repurchases of ordinary shares pursuant to an open market share repurchase program or other buy-back transaction, a third-party tender or exchange offer or an issuance of ordinary shares for cash or other events, that may adversely affect the trading price of the notes or ordinary shares. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

Furthermore, holders would not have the right to require us to repurchase the notes in circumstances involving solely a significant change in the composition of our board.

Certain provisions in the indenture governing the notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture governing the notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the notes will require us, except as described in this prospectus, to repurchase the notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

We cannot assure you that an active or liquid trading market will develop for the notes.

The notes are a new issue of securities for which there is currently no public market, and no active trading market (public or otherwise) might ever develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our ordinary shares, our performance and other factors.

We do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely will receive any such communications.

Our preliminary financial information represents management’s current reconciliation and are subject to change.

The preliminary estimated financial results contained in “Prospectus Supplement Summary—Recent Developments— Preliminary Financial Results for the Two Months Ended and as of August 31, 2025” represents only preliminary financial results and is based on information available to management as of the date of this prospectus supplement. Our actual financial results as of, and for the two months ended August 31, 2025 are subject to the completion of our financial statements as of such date and for such period. Such actual financial results will not be available until after this offering is completed. Our financial closing procedures for the three months ending and as of September 30, 2025 are not yet complete and, as a result, the actual results for the two months ended August 31, 2025 included in the financial results for the three months ending September 30, 2025 may vary from the preliminary estimated and unaudited financial results presented herein. Our actual financial results as of, and for the three months ended, September 30, 2025 may differ from the preliminary estimated financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized.

The preliminary estimated financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Audit Alliance LLP, our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Audit Alliance LLP does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three months ended, September 30, 2025 will be included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. See the other risks described in this section and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the quarterly period ended September 30, 2025.

We intend to use the net proceeds of this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets, the price of which has been, and may continue to be, subject to significant volatility.

We intend to use the net proceeds from this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets. Ethereum is subject to significant volatility. In addition, there is no guarantee that we will be able to sell our ETH at prices quoted on various cryptocurrency trading platforms or at all if we determine to do so. The supply of ETH is currently controlled by the source code of the Ethereum platform, and there is a risk that the developers of the code and the participants in the Ethereum network could develop and/or adopt new versions of the Ethereum software that significantly increase the supply of ETH in circulation, negatively impacting the trading price of ETH. Future fluctuations in Ethereum trading prices may result in our converting Ethereum purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering. Further, any significant decrease in the price of ETH may materially and adversely affect the value of our securities and, in turn, our business and financial condition. In the event we use the net proceeds of this offering for general corporate purposes, our management has broad discretion to use of these proceeds and may use them in ways that are unsuccessful or in ways investors do not agree with.

The trading price of our ordinary shares is subject to pricing factors that are not necessarily associated with traditional factors that influence share prices or the value of non-bitcoin assets.

The market price of our ordinary shares may be highly volatile and may fluctuate substantially due to many factors, including:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain, bitcoin, Ethereum and other digital assets;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	sales of our ordinary shares by our officers, directors or significant shareholders;

●	other actions taken by our shareholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	issuance of new or changed securities analysts’ reports or recommendations regarding us;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours;

●	the prospects of the industry in which we operate;

●	speculation or reports by the press or investment community with respect to us or our industry in general;

●	fluctuations in the market price of crypto assets, notably Ethereum;

●	the level of short interest in our shares; and

●	other risks, uncertainties and factors described in our 2024 Form 10-K and the Second Quarter 2025 10-Q.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of our ordinary shares. When the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer, which requires significant management time and attention, resulting in significant legal expenses and potential damages.

The trading price of WhiteFiber’s ordinary shares may fluctuate significantly and WhiteFiber’s financial condition, results of operations and its ability to meet its targeted expectations may be impacted due to a number of factors.

On August 8, 2025, WhiteFiber completed its initial public offering and its ordinary shares trading as a separate publicly traded company on the Nasdaq Stock Market LLC under the symbol “WYFI.” The market price of WhiteFiber ordinary shares may fluctuate significantly and WhiteFiber’s financial condition, results of operations and its ability to meet its targeted expectations may be impacted due to a number of factors, some of which may be beyond WhiteFiber’s control, including:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to WhiteFiber;

●	actual or anticipated changes in its growth rate relative to its competitors in the rapidly evolving industries in which it operates;

●	the capital-intensive nature of the industries in which it operates and its ability to successfully raise capital on favorable terms or at all. For example, without obtaining additional debt financing, WhiteFiber will not have sufficient funds to retrofit NC-1 into a HPC data center or achieve its estimated 76 MW (gross) of total HPC data center capacity by the end of the fourth quarter of 2026 and other growth strategies.

●	the intensity of competition in the data centers operations, including for real estate, energy and customers, and WhiteFiber’s ability to compete;

●	the curtailment or disruption in energy supply in Iceland, Canada or the U.S. due to regulations and policies implemented by their respective governments or otherwise;

●	changes in tariffs or import restrictions;

●	disruptions, shortages or delays in WhiteFiber’s ability to source GPUs and other materials and price increases from suppliers have and may continue to occur

●	commercial success and market acceptance of AI infrastructure services;

●	strategic transactions undertaken by WhiteFiber;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes or issues concerning our intellectual property or other proprietary rights, including, for example, if one of WhiteFiber’s customers were to obtain exclusive rights to open source technologies that we employ across its businesses, its ability to realize significant operating efficiencies could be jeopardized

●	its ability to prevent others from unauthorized use of its intellectual property, as it do not have any patents protecting our intellectual property;

●	sales of its ordinary shares by its officers, directors or significant shareholders;

●	other actions taken by its shareholders;

●	future sales or issuances of equity or debt securities by WhiteFiber;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters or any other adverse impact to WhiteFiber’s data centers due to climate change;

●	issuance of new or changed securities analysts’ reports or recommendations regarding WhiteFiber;

●	legal proceedings involving WhiteFiber or the industry in which it operates or both;

●	changes in market valuations of companies similar to WhiteFiber;

●	the prospects of the industry in which it operates;

●	speculation or reports by the press or investment community with respect to WhiteFiber or its industry in general; and

●	the level of short interest WhiteFiber’s ordinary shares.

In addition, the stock markets have recently and in the past experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of WhiteFiber’s ordinary shares. When the price of a share has been volatile, holders of that share have sometimes instituted securities class action litigation against the issuer.

Prior to the consummation of the WhiteFiber IPO, the Company held all of the issued and outstanding ordinary shares of WhiteFiber. After giving effect to the WhiteFiber IPO (including the underwriters’ exercise of their option to purchase additional ordinary shares), the Company holds approximately 71.5% of the issued and outstanding ordinary shares of WhiteFiber. Any fluctuations in the trading price of WhiteFiber’s ordinary shares may also impact the trading price of the Company’s ordinary shares.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, a non-U.S. corporation is a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) during such year consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income for such year consists of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). The value of goodwill generally will be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly indirectly or constructively, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

While the Company’s management has obtained a third-party analysis for 2024 and does not believe that the Company should be classified as a PFIC for 2024, PFIC status is determined annually, and whether the Company will be a PFIC for the current taxable year or any future taxable year is uncertain. Moreover, the Company is not committing to determine whether it is or is not a PFIC on an annual basis.

If we are (or are treated with respect to a U.S. investor as) a PFIC for any taxable year during which a U.S. investor owns the notes or ordinary shares, the U.S. investor generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements. Prospective U.S. investors of the notes should consult their tax advisers regarding the application of the PFIC rules in their particular circumstances. See “Taxation—Certain Material United States Federal Income Tax Considerations.”

If you are a U.S. investor, you may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances. If the conversion rate is adjusted as a result of a distribution that is taxable to our shareholders, such as a cash dividend, then, if you are a U.S. investor, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you if you are a U.S. investor. If a make-whole fundamental change occurs on or prior to the maturity date or if we elect to call the notes for an optional redemption or if the interest make-whole provision applies, we will, under some circumstances, increase the conversion rate for notes converted in connection with such circumstances. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. It is unclear whether any such dividend deemed paid to non-corporate U.S. investors would be “qualified dividend income” eligible for preferential tax treatment. Proposed U.S. Treasury Regulations have been issued addressing the amount and timing of deemed distributions, obligations of withholding agents, and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a U.S. investor deemed to receive such a distribution. See “Description of the Notes—Conversion Rights” and “Taxation—Certain Material United States Federal Income Tax Considerations.”

We intend to take the position that the notes are not contingent payment debt instruments, which position is not free from doubt.

We may elect to or be required to make additional payments (in cash or in ordinary shares) on the notes in excess of stated principal and interest in certain circumstances. See “Description of the Notes—Events of Default” and “Description of the Notes—Conversion Rights.” The election or obligation to make these payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Our position that the notes are not contingent payment debt instruments is binding on each U.S. investor unless such U.S. investor discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. investors would, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note (including any gain realized on the conversion of a note, even if the U.S. investor receives solely ordinary shares) regardless of the U.S. investor’s method of accounting for U.S. federal income tax purposes.

U.S. investors are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. See “Taxation—Certain Material United States Federal Income Tax Considerations.”

Use of PROCEEDS

We estimate that we will receive net proceeds of approximately $128.9 million from the sale of the notes in this offering (or approximately $143.3 million if the underwriters exercise their option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

Pending the use of the net proceeds described above, we may invest the net proceeds from this offering in a variety of capital preservation investments, including money market funds, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:

●	on a historical basis;

●	on an as adjusted basis giving effect to (i) the Underwriters’ Option Exercise that closed on July 1, 2025 and (ii) the Registered Direct Offering that closed on July 15, 2025; and
●	on an as further adjusted basis giving effect to the issuance and sale of notes from this offering (assuming the underwriters do not exercise their over-allotment option to purchase additional notes).

You should read this table in conjunction with the financial statements, including the notes thereto, and other financial information pertaining to us incorporated by reference in this prospectus supplement.

	As of June 30, 2025
	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$181,165,847	$265,834,554	400,834,554 (1)
Liabilities and debt:
Current liabilities	40,096,441	40,096,441	40,096,441
Non-current liabilities	50,133,952	50,133,952	50,133,952
Principal amount of 4.00% Convertible Senior Notes due 2030 offered hereby(1)	—	—	135,000,000
Total liabilities and debt	$90,230,393	$90,230,393	$225,230,393
Shareholders’ equity:
Preference shares, $0.01 par value, 10,000,000 and 10,000,000 shares authorized, 1,000,000 and 1,000,000 shares issued and outstanding	9,050,000	9,050,000	9,050,000
Ordinary shares, $0.01 par value, 340,000,000 authorized(2), actual and as adjusted; 284,182,277 shares issued and 284,052,291 shares outstanding, actual; 317,432,277 shares issued and 317,302,291 shares outstanding, as adjusted; 317,432,277 shares issued and 317,302,291 shares outstanding, as further adjusted;	2,841,823	3,174,323	3,174,323
Treasury stock, at cost, 129,986 shares, actual; 129,986 shares, as adjusted; 129,986 shares, as further adjusted	(1,171,679)	(1,171,679)	(1,171,679)
Additional paid-in capital	762,157,571	846,493,778	846,493,778
Accumulated deficit	(141,047,106)	(141,047,106)	(141,047,106)
Accumulated other comprehensive loss	1,358,035	1,358,035	1,358,035
Total shareholders’ equity	$633,188,644	$717,857,351	$717,857,351
Total capitalization	$723,419,037	$808,087,744	$943,087,744

(1)	Reflects the aggregate principal amount of the notes without reflecting debt discount or issuance costs that we are required to recognize.

(2)	On September 25, 2025, pursuant to a General Meeting of Shareholders, the increase of the Company’s authorized ordinary shares, $0.01 par value, to 1,000,000,000 was approved and effective.

Description of the Notes

We will issue the notes under a base indenture to be dated as of October 2, 2025 between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture with respect to the notes. In this section, and throughout this prospectus supplement, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where you can find additional information.”

The following description is a summary of the material provisions of the notes and the indenture (solely as it applies to the notes) and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Bit Digital, Inc. and not to its subsidiaries.

General

The notes will:

●	be our general unsecured, senior obligations;

●	initially be limited to an aggregate principal amount of $135,000,000 (or $150,000,000 if the underwriters exercise their over-allotment option;

●	bear cash interest from, and including, October 2, 2025 at an annual rate of 4.00% payable on April 1 and October 1 of each year, beginning on April 1, 2026;

●

be subject to redemption at our option, in whole or in part, on or after October 6, 2028 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our ordinary shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

●

be subject to repurchase by us at the option of the holders of the notes on October 1, 2028 (the “put date”), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the put date;

●	be subject to repurchase by us at the option of the holders of the notes following a fundamental change (as defined below under “—Repurchase at the Option of the Holders—Repurchase upon Fundamental Change”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;

●	mature on October 1, 2030, unless earlier converted, redeemed or repurchased;

●	be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

●	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

The notes may be converted at an initial conversion rate of 240.3846 ordinary shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $4.16 per ordinary share). The conversion rate is subject to adjustment if certain events occur.

We will also increase the conversion rate for a holder who elects to convert its notes during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change) as described under “Description of the Notes—Conversion Rights—Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions.”

We will settle conversions of notes by paying or delivering, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest accrued and unpaid to the conversion date except under the limited circumstances described below. Instead, interest will be deemed to be paid in full (rather than cancelled, extinguished or forfeited) by the cash, ordinary shares or a combination of cash and ordinary shares paid or delivered, as the case may be, to you upon conversion of a note.

The indenture will not limit the amount of debt, including secured debt, that may be issued by us and our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repaying, prepaying or repurchasing our other securities or indebtedness. Other than restrictions described under “—Conversion Rights—Repurchase upon Fundamental Change” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. The notes will not be guaranteed by any of our subsidiaries.

We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue price, issue date, interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture (except to the extent set forth in the immediately preceding sentence).

No sinking fund is provided for the notes.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. Except to the extent the context otherwise requires, references herein to “DTC” include references to any other applicable securities depositary. References herein to the “close of business” refer to 5:00 P.M., New York City time, and to the “open of business” refer to 9:00 A.M., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment at maturity, repurchase on the put date, repurchase upon a fundamental change, redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents or subsidiaries, to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether ourselves or through our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the holders of the notes. Any notes repurchased by us or any of our subsidiaries other than notes repurchased on the put date or in connection with a fundamental change shall remain outstanding until such time as we or any of our subsidiaries deliver such notes to the trustee for cancellation. For the avoidance of doubt, any notes so repurchased (other than notes repurchased on the put date or in connection with a fundamental change) will not be required to be surrendered to the trustee for cancellation and will continue to be considered “outstanding” under the indenture (except for voting purposes) unless and until such time we surrender them to the trustee for cancellation.

Payments on the Notes; Paying Agent, Transfer Agent, Conversion Agent and Registrar; Transfer and Exchange

We will pay, or cause the paying agent to pay (to the extent funded by us), the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay, or cause the paying agent to pay (to the extent funded by us), the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent, transfer agent and conversion agent and registrar and its office in the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $2,000,000 or less, by check mailed (at our expense) to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $2,000,000, either by check mailed (at our expense) to each holder or, upon application by such a holder to the trustee not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the trustee to the contrary.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange such notes at the office of the trustee in accordance with the indenture. The registrar and the transfer agent may require a holder, among other things, to offer indemnity and/or security satisfactory to it and to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the transfer agent or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase on the put date or upon a fundamental change. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Book-Entry, Settlement and Clearance.”

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 4.00% per year until maturity. Interest on the notes will accrue from, and including, October 2, 2025 or from, and including, the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on April 1 and October 1 of each year (each, an “interest payment date”), beginning on April 1, 2026.

Interest will be paid to the person in whose name a note is registered at the close of business on March 15 and September 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date or any repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Optional Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to October 6, 2028, the notes will not be redeemable. On or after October 6, 2028 and prior to the 31st scheduled trading day immediately preceding the maturity date, we may redeem for cash all or any part of the notes, at our option, if the last reported sale price of our ordinary shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to the redemption at our option on or after October 6, 2028 as “optional redemption” in this prospectus supplement.

In the case of any optional redemption, we will provide not less than 35 scheduled trading days’ nor more than 50 scheduled trading days’ notice before the redemption date (provided that if we elect physical settlement for conversions of notes called (or deemed called) for redemption that occur from the applicable redemption notice date until the close of business on the second business day immediately preceding the applicable redemption date (any such period, a “redemption period”), we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day. We may not specify a redemption date that falls on or after the 31st scheduled trading day immediately preceding the maturity date.

We will send to each holder (with a copy to the trustee and the conversion agent (if other than the trustee)) written notice of the optional redemption containing certain information set forth in the indenture, including the redemption price, the redemption date, the settlement method that will apply to all conversions with a conversion date that occurs during the related redemption period and the applicable conversion rate determined pursuant to “—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with an Optional Redemption.” Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time. Trustee shall have no obligation to make any determination in connection with the foregoing.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis (subject to rounding to the nearest $1,000 principal amount) or by another method the trustee considers to be fair and appropriate and, in the case of a global note, in accordance with, and subject to, DTC’s applicable procedures.

If your notes are selected for partial redemption and you convert a portion of such notes, the converted portion will be deemed to be from the portion selected for redemption.

If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 34th scheduled trading day immediately before the relevant redemption date (or, if we elect physical settlement for conversions that occur during the related redemption period, on the fourth business day immediately preceding the relevant redemption date), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then the conversion of such note or beneficial interest, as applicable, will be deemed to be of a note called for redemption for purposes of the these redemption provisions and the provisions described below under the caption “—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with an Optional Redemption.”

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

With respect to any notes that are called (or deemed called) for optional redemption and converted during the related redemption period, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ordinary shares as described under “— Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption.”

No notes may be optionally redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price).

The “last reported sale price” of the ordinary shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per ordinary share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ordinary shares (or such other security) are traded. If the ordinary shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the ordinary shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ordinary shares (or such other security) are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the ordinary shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Trading day” means a day on which (i) trading in the ordinary shares (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Capital Market or, if the ordinary shares (or such other security) are not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the ordinary shares (or such other security) are then listed or, if the ordinary shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ordinary shares (or such other security) are then traded, and (ii) a last reported sale price for the ordinary shares (or closing sale price for such other security) is available on such securities exchange or market. If the ordinary shares (or such other security) are not so listed or traded, “trading day” means a “business day.”

Ranking

The notes will be our general senior unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of June 30, 2025, we had no indebtedness. As of June 30, 2025, our subsidiaries had an aggregate principal amount of approximately $70.3 million of other liabilities (including trade payables, but excluding intercompany obligations, deferred revenue and deferred tax liabilities) to which the notes would have been structurally subordinated. As of June 30, 2025, after giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option), the outstanding principal amount of our total consolidated indebtedness for borrowed money would have been $100 million.

Conversion Rights

General

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes will initially be 240.3846 ordinary shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $4.16 per share). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and ordinary shares, the amount of cash and ordinary shares, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion of your notes, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our payment and delivery, as the case may be, to you upon conversion of the cash, ordinary shares or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

●	the principal amount of the note; and

●	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and ordinary shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding two paragraphs, if notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

●	for conversions following the close of business on the regular record date immediately preceding the maturity date;

●	if we have specified a redemption date that is after a regular record date and on or prior to the second business day immediately succeeding the corresponding interest payment date (or, if such interest payment date is not a business day, the third business day immediately succeeding such interest payment date);

●	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately succeeding the corresponding interest payment date (or, if such interest payment date is not a business day, the second business day immediately succeeding such interest payment date); or

●	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any fundamental change repurchase date or redemption date, in each case, described above, will receive the full interest payment due on the maturity date or other applicable interest payment date in cash, regardless of whether their notes have been converted following such regular record date.

We will not cause to be delivered fractional ordinary shares upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement upon Conversion.”

Certain Distributions Notice

If, prior to the close of business on the business day immediately preceding July 1, 2030, we elect to:

●	distribute to all or substantially all holders of our ordinary shares any rights, options or warrants (other than in connection with a shareholder rights plan prior to separation of such rights from our ordinary shares) entitling them, for a period of not more than 45 calendar days after the announcement date of such distribution, to subscribe for or purchase ordinary shares at a price per share that is less than the average of the last reported sale prices of the ordinary shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution; or

●	distribute to all or substantially all holders of our ordinary shares our assets, securities or rights to purchase our securities (other than in connection with a shareholder rights plan prior to separation of such rights from our ordinary shares), which distribution has a per share value, as determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of the ordinary shares on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) in writing at least 38 scheduled trading days prior to the ex-dividend date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a shareholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur); provided that if we elect physical settlement for conversions that occur at any time from, and including, the date we provide such notice until the earlier of the close of business on the second business day immediately preceding the ex-dividend date for such distribution and our announcement that such issuance or distribution will not take place, we may provide not less than 10 business days’ nor more than 30 business days’ notice before such ex-dividend date.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled, and if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

●	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

●	deliver the duly completed conversion notice, which is irrevocable, and the note to the conversion agent;

●	if required, furnish appropriate endorsements and transfer documents; and

●	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp, issue, transfer or similar tax due on the delivery of the ordinary shares upon conversion of the notes, unless the tax is due because the holder requests such ordinary shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “Repurchase at the Option of Holders” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the second business day immediately preceding the relevant repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), ordinary shares (“physical settlement”) or a combination of cash and ordinary shares (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions of notes called (or deemed called) for redemption for which the relevant conversion date occurs during the related redemption period, and all conversions for which the relevant conversion date occurs on or after July 1, 2030 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs during a redemption period, and any conversions for which the relevant conversion date occurs on or after July 1, 2030, and except to the extent we have irrevocably elected physical settlement as described under “—Certain Distributions Notice” in the related notice described therein or previously made an irrevocable election with respect to all subsequent conversions of notes as described below, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, prior to July 1, 2030, subject to the immediately preceding sentence, we may choose for notes converted on one conversion date to settle conversions using one settlement method (for example, physical settlement), and choose for notes converted on another conversion date to use a different settlement method (for example, cash settlement or combination settlement).

If we elect a settlement method, we will deliver a written notice to holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method so elected no later than the close of business on the trading day immediately following the related conversion date (or in the case of (i) any conversions of notes called (or deemed called) for redemption for which the relevant conversion date occurs during the related redemption period, in the relevant notice of redemption, (ii) any conversions of notes for which the relevant conversion date occurs on or after July 1, 2030, no later than July 1, 2030, or (iii) any conversions for which we have irrevocably elected physical settlement as described under “—Certain Distributions Notice,” in the related notice described therein) (in each case, the “settlement method election deadline”). If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect a settlement method with respect to any conversion on such conversion date or during such period and we will be deemed to have elected the default settlement method (as defined below) with respect to such conversion. If we elect combination settlement (or are deemed to have elected combination settlement), but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. For the avoidance of doubt, our failure to timely elect a settlement method or specify as applicable a specified dollar amount will not constitute a default under the indenture.

The “default settlement method” will initially be physical settlement. By notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, from time to time, change the default settlement method prior to July 1, 2030. In addition, by notice to holders, we may, prior to July 1, 2030, at our option, irrevocably elect to fix the settlement method to any settlement method that we are then permitted to elect, including combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000 or with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specific amount set forth in such election notice. If we change the default settlement method or we irrevocably elect to fix the settlement method, in either case, to combination settlement with an ability to continue to set the specified dollar amount per $1,000 principal amount of notes at or above a specific amount, we will, after the date of such change or election, as the case may be, inform holders converting their notes, the trustee and the conversion agent (if other than the trustee) of such specified dollar amount no later than the relevant settlement method election deadline, or, if we do not timely notify holders, such specified dollar amount will be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such specified dollar amount will be $1,000 per $1,000 principal amount of notes. A change in the default settlement method or an irrevocable election will apply to all note conversions on conversion dates occurring subsequent to delivery of such notice; provided, however, that no such change or election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (9) of the second paragraph under “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

If we change the default settlement method or we irrevocably fix the settlement method pursuant to the provisions described in the preceding paragraph, then, concurrently with providing notice to holders of notes, the trustee and the conversion agent (if other than the trustee) of such change or election, we will either post the default settlement method or fixed settlement method, as the case may be, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the SEC.

Settlement amounts will be computed as follows:

●	if we elect (or are deemed to have elected) physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of ordinary shares equal to the conversion rate in effect immediately after the close of business on the relevant conversion date;

●	if we elect (or are deemed to have elected) cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and

●	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 30 consecutive trading days during the observation period, shall consist of:

●	cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

●	if the daily conversion value exceeds the daily measurement value, a number of ordinary shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 30 consecutive trading days during the observation period, 1/30th of the product of (1) the conversion rate in effect immediately after the close of business on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 30 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BTBT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one ordinary share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

●

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to July 1, 2030, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

●	with respect to any notes called for redemption (or deemed called for redemption), if the relevant conversion date occurs during the related redemption period, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding such redemption date; and

●

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after July 1, 2030, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion, including with respect to an interest make-whole conversion rate adjustment, only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in the ordinary shares generally occurs on the Nasdaq Capital Market or, if the ordinary shares are not then listed on the Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the ordinary shares are then listed or, if the ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ordinary shares are then listed or admitted for trading. If the ordinary shares are not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the ordinary shares are listed or admitted for trading. If the ordinary shares are not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, including with respect to an interest make-whole conversion rate adjustment, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the ordinary shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the ordinary shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ordinary shares or in any options contracts or futures contracts relating to the ordinary shares.

Except as described under “—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications and Changes of the Ordinary Shares,” we will deliver the consideration due in respect of conversion, including any applicable interest make-whole conversion rate adjustment, on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method; provided that, with respect to any conversion date occurring during a redemption period, we will settle any such conversion for which physical settlement is applicable on the relevant redemption date; provided further that, notwithstanding the foregoing, with respect to any conversion date occurring after the regular record date immediately preceding the maturity date, we will settle any such conversion for which physical settlement is applicable on the maturity date.

We will pay cash in lieu of delivering any fractional share issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any ordinary shares shall be issuable upon such conversion will become the holder of record of such ordinary shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions

If you surrender your notes for conversion at any time during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change), we will increase the conversion rate per $1,000 principal amount of notes to be converted by a number of additional ordinary shares (such increase, an “interest make-whole conversion rate adjustment”) equal to (i) the sum of the remaining scheduled payments of interest that would have been made on $1,000 principal amount of the notes to be converted had such notes remained outstanding from the conversion date through October 1, 2028, divided by (ii) the greater of (x) the conversion price as of the applicable conversion date and (y) the simple average of the daily VWAP (as defined under “Description of the Notes—Settlement upon Conversion”) of the ordinary shares for the ten consecutive trading days ending on and including the trading day immediately preceding such conversion date.

Notwithstanding the foregoing, if a conversion date occurs after the close of business on a regular record date but prior to the open of business on the interest payment date corresponding to such regular record date, the interest make-whole conversion rate adjustment shall be reduced by an amount per $1,000 principal amount of notes to be converted equal to (i) the scheduled payment of interest that would have been made on $1,000 principal amount of the notes to be converted on such interest payment date, divided by (ii) the greater of (x) the conversion price as of the applicable conversion date and (y) the simple average of the daily VWAP (as defined under “Description of the Notes—Settlement upon Conversion”) of the ordinary shares for the ten consecutive trading days ending on and including the trading day immediately preceding such conversion date.

Notwithstanding the foregoing, if in connection with a conversion of notes, the conversion rate is adjusted as described under “Description of the Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” or “Description of the Notes—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption,” then such converting holder will not receive the interest make-whole conversion rate adjustment with respect to such notes. None of the trustee, paying agent or conversion agent shall be responsible for determining or calculating the interest make-whole conversion rate adjustment. Holders who convert their notes on or after the close of business on September 15, 2028 will not receive any interest make-whole conversion rate adjustment with respect to such notes.

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to deliver, on or prior to the business day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such notes, cash, ordinary shares, or a combination of cash and ordinary shares, at our election, that would otherwise be due upon conversion as described above under “—Settlement upon Conversion” or such other amount agreed to by the holder and the designated financial institution(s) (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated financial institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will pay and/or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ordinary shares and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of ordinary shares equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder. Neither the trustee nor the conversion agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the conversion rate and the same shall be conclusive and binding on the holders, absent manifest error. Notice of such adjustment to the conversion rate will be given by us promptly in writing to the holders, the trustee and the conversion agent and shall be conclusive and binding on the holders, absent manifest error.

1.	If we exclusively issue ordinary shares as a dividend or distribution on the ordinary shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of ordinary shares issued and outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of ordinary shares issued and outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

2.	If we distribute to all or substantially all holders of the ordinary shares any rights, options or warrants (other than in connection with a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase ordinary shares at a price per ordinary share that is less than the average of the last reported sale prices of the ordinary shares , for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of ordinary shares issued and outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of ordinary shares deliverable pursuant to such rights, options or warrants; and

Y	=	the number of ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of the ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that the ordinary shares are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered. To the extent such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Certain Distributions Notice,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares at a price per ordinary share that is less than such average of the last reported sale prices of the ordinary shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

3.	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of the ordinary shares, excluding:

●	dividends, distributions or issuances (including share splits) as to which an adjustment was effected (or would have been effected but for the 1% exception (as defined below)) pursuant to clause (1) or (2) above;

●	except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

●	distributions of reference property issued in exchange for, or upon conversion of, our common stock as described under “—Recapitalizations, Reclassifications and Changes of the Ordinary Shares;”

●	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

●	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of the ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding ordinary share on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the ordinary shares, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of ordinary shares equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the ordinary shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the ordinary shares applicable to one ordinary share (determined by reference to the definition of last reported sale price set forth under “—Optional Redemption” as if references therein to the ordinary shares were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of the ordinary shares over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day. If the dividend or other distribution constituting the spin-off is declared but not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or other distribution, to the conversation rate that would be in effect if such dividend or distribution had not been declared or announced.

4.	If any cash dividend or distribution is made to all or substantially all holders of the ordinary shares, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of the ordinary shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per ordinary share we distribute to all or substantially all holders of the ordinary shares.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. To the extent such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of the ordinary shares, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the conversion rate on the ex-dividend date for the ordinary shares for such cash dividend or distribution.

5.	If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for the ordinary shares that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the last reported sale prices of the ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for ordinary shares purchased in such tender or exchange offer;

OS0	=	the number of ordinary shares issued and outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all ordinary shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of ordinary shares issued and outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all ordinary shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of the ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such the expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of the ordinary shares in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the ordinary shares, if any, actually made, and not rescinded, in such tender or exchange offer.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of ordinary shares as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the ordinary shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding the foregoing, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any fundamental change or make-whole fundamental change and (ii) in the case of any note to which physical settlement applies, the relevant conversion date, and, in the case of any note to which cash settlement or combination settlement applies, each trading day of the applicable observation period. In addition, we shall not account for such deferrals when determining whether any of the conditions to the conversion have been satisfied or what number of ordinary shares a holder would have held on a given day had it converted its notes. We refer to the provisions described in the preceding sentence as the “1% exception.”

Except as stated herein, we will not adjust the conversion rate for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares or the right to purchase ordinary shares or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of the ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our ordinary shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the ordinary shares (or other applicable security) have the right to receive any cash, securities or other property or in which the ordinary shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

To the extent permitted by law and the rules of the Nasdaq Capital Market and any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest, and we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of the ordinary shares or rights to purchase ordinary shares in connection with a dividend or distribution of ordinary shares (or rights to acquire ordinary shares) or similar event.

If we have a rights plan in effect upon conversion of the notes into ordinary shares, you will receive, in addition to the ordinary shares received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the ordinary shares in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of the ordinary shares, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding the foregoing, the conversion rate will not be adjusted:

●	upon the issuance of shares of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2), (3) or (5) above;

●	upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in ordinary shares under any plan;

●	upon the issuance of any ordinary shares or options or rights to purchase those ordinary shares pursuant to any present or future employee, director or consultant benefit plan or program (including pursuant to any evergreen plan) of or assumed by us or any of our subsidiaries;

●	upon the repurchase of any ordinary shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in clause (5) above;

●	for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

●	upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued (other than any rights under a rights plan);

●	solely for a change in the par value (or lack of par value) of the ordinary shares; or

●	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of an ordinary share.

Recapitalizations, Reclassifications and Changes of the Ordinary Shares

In the case of:

●	any recapitalization, reclassification or change of the ordinary shares (other than a change in par value, or from par value to no par value, or changes resulting from a subdivision or combination);

●	any consolidation, merger, combination or similar transaction involving us;

●	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

●	any statutory share exchange,

in each case, as a result of which the ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ordinary shares equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event. However, at and after the effective time of the share exchange event, (i) we or the successor or purchasing company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any ordinary shares that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of ordinary shares would have received in such share exchange event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one ordinary share would have received in such share exchange event. If the share exchange event causes the ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ordinary shares. We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

If the reference property in respect of any such share exchange event includes, in whole or in part, shares of common equity or depositary receipts (or other interests) in respect thereof, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as practicable to the adjustments described under “—Conversion Rate Adjustments” above (it being understood that no such adjustments shall be required with respect to any portion of the reference property that does not consist of shares of common equity (however evidenced) or depositary receipts (or other interests) in respect thereof). If the reference property in respect of any such share exchange event or event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or purchasing company, as the case may be, in such share exchange event or event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Repurchase upon Fundamental Change” below, as we in good faith reasonably consider necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts the “ordinary share price” for purposes of a make-whole fundamental change or the “redemption reference price” for purposes of an optional redemption over a span of multiple days, we will make appropriate adjustments in good faith and in a commercially reasonable manner to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs at any time during the period when such last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts or ordinary share prices are to be calculated.

Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change

If a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, including in the paragraph immediately succeeding clause (4) of the definition thereof, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes and a holder elects to convert its notes (or any portion thereof) in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ordinary shares (the “additional ordinary shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the second business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof or that constitutes an exempted fundamental change, the 35th business day immediately following the effective date of such make-whole fundamental change). We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change and publish a notice on our website or through such other public medium as we may use at that time announcing such effective date no later than five business days after such effective date.

Upon surrender of notes for conversion in connection with a make-whole fundamental change we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Settlement upon Conversion.” However, if the consideration for the ordinary shares in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “ordinary share price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase as described in this section), multiplied by such ordinary share price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date.

The number of additional ordinary shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “ordinary share price”) paid (or deemed to be paid) per ordinary shares in the make-whole fundamental change. If the holders of the ordinary shares receive in exchange for their ordinary shares only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the ordinary share price shall be the cash amount paid per ordinary share. Otherwise, the ordinary share price shall be the average of the last reported sale prices of the ordinary shares over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The ordinary share prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ordinary share prices will equal the ordinary share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the ordinary share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional ordinary shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the number of additional ordinary shares by which the conversion rate will be increased per $1,000 principal amount of the notes for each ordinary share price and effective date set forth below:

	Ordinary Share price
	$3.20	$3.40	$3.80	$4.16	$4.50	$5.41	$6.50	$8.50	$10.50	$15.50	$20.00	$25.00
Effective Date
October 2, 2025	72.1154	72.1154	69.0474	58.3918	50.3311	35.1331	24.0538	13.2212	7.7943	2.2477	0.5890	0.0000
October 1, 2026	72.1154	72.1154	68.2447	56.9688	48.5467	32.9919	22.0046	11.6659	6.6857	1.7935	0.4085	0.0000
October 1, 2027	72.1154	72.1154	64.3895	52.6587	44.0956	28.8221	18.5462	9.3694	5.1667	1.2348	0.2000	0.0000
October 1, 2028	72.1154	71.0794	55.0368	44.3389	36.5556	22.8513	13.9585	6.5247	3.3933	0.6794	0.0475	0.0000
October 1, 2029	72.1154	64.6265	46.4921	34.9591	27.0044	14.3732	7.5569	3.0353	1.4790	0.2284	0.0000	0.0000
October 1, 2030	72.1154	53.7324	22.7737	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ordinary share prices and effective dates may not be set forth in the table above, in which case:

●	If the ordinary share price is between two ordinary share prices in the table or the effective date is between two effective dates in the table, the number of additional ordinary shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional ordinary shares set forth for the higher and lower ordinary share prices and the earlier and later effective dates, as applicable, based on a 365-day year.

●	If the ordinary share price is greater than $25.00 per ordinary share (subject to adjustment in the same manner as the ordinary share prices set forth in the column headings of the table above), no additional ordinary shares will be added to the conversion rate.

●	If the ordinary share price is less than $3.20 per ordinary shares (subject to adjustment in the same manner as the ordinary share prices set forth in the column headings of the table above), no additional ordinary shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of the notes exceed 312.50 ordinary shares, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Notwithstanding the foregoing, if the conversion rate is increased for notes converted in connection with a make-whole fundamental change then the holder of such converted notes will not receive the interest make-whole conversion rate adjustment with respect to such notes.

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error.

Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption

If you elect to convert your notes called (or deemed called) for redemption in connection with an optional redemption, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ordinary shares as described below. We will settle conversions of notes as described above under “—Settlement upon Conversion” and, for the avoidance of doubt, pay additional amounts, if any, with respect to any such conversion.

A conversion of notes called (or deemed called) for redemption shall be deemed to be in connection with an optional redemption if such conversion occurs during the related redemption period. In the event that a conversion of notes called (or deemed called) for redemption in connection with an optional redemption would also be deemed to be in connection with a make-whole fundamental change or any other redemption, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable notice of redemption and the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section and the adjustments described under “—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.” For the avoidance of doubt, if we issue a notice of redemption as set forth under “—Optional Redemption,” we will increase the conversion rate hereunder during the related redemption period only with respect to conversions of notes called (or deemed called) for redemption. Accordingly, if we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” holders will not be entitled to convert the notes that are neither called for redemption nor deemed to be called for redemption on account of the notice of redemption and will not be entitled to an increased conversion rate for conversions of such notes on account of the notice of redemption during the related redemption period, even if such notes are otherwise convertible.

The number of additional ordinary shares by which the conversion rate will be increased in the event of conversion of notes called for redemption in connection with an optional redemption will be determined by reference to the table under “—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” based on the redemption reference date and the redemption reference price (each as defined below), but determined for purposes of this section as if (x) the holder had elected to convert its notes called for redemption in connection with a make-whole fundamental change, (y) the applicable redemption reference date were the “effective date” and (z) the applicable redemption reference price were the “ordinary share price” (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table). For this purpose, the date on which we deliver notice of redemption is the “redemption reference date” and the average of the last reported sale prices of the ordinary shares over the five consecutive trading day period ending on, and including, the trading day immediately preceding the date we deliver such notice of redemption is the “redemption reference price.”

Our obligation to increase the conversion rate for notes converted in connection with an optional redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error.

Repurchase at the Option of the Holders

Repurchase on Put Date

Holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000, on October 1, 2028. The repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the put date (the “put purchase price”).

On or before the 20th business day prior to the put date, we will provide to all holders of the notes, the trustee and the paying agent (if other than the trustee) a written notice (a “put notice”) in connection with the repurchase right.

Such notice shall state, among other things:

●	the put date;

●	the last date on which a holder may exercise the repurchase right;

●	the put purchase price;

●	the name and address of the trustee;

●	that the notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

●	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

Repurchase upon Fundamental Change

If a “fundamental change” (as defined below in this section) (other than an exempted fundamental change) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a business day notified in writing by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. The fundamental change purchase date will be subject to postponement to comply with applicable law.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

1.	Except as described in clause (2) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us and our wholly owned subsidiaries and our and any such wholly owned subsidiary’s employee benefit plans, becomes and files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our ordinary share capital representing more than 50% of the voting power of our ordinary share capital, provided, further, that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer or if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made;

2.	the consummation of (A) any recapitalization, reclassification or change of the ordinary shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us, or any similar transaction, pursuant to which the ordinary shares will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) in which the holders of all classes of our ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

3.	our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

4.	the ordinary shares (or other common equity in respect of reference property) cease to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) and none of the ordinary shares (or other common equity in respect of reference property) is listed or quoted on one of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) within one trading day of such cessation.

A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by holders of the ordinary shares, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of common equity interests that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional shares and in respect of dissenters’ appraisal rights, becomes the reference property for the notes.

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee and the paying agent (if other than the trustee) a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

●	the events causing a fundamental change;

●	the effective date of the fundamental change;

●	the last date on which a holder may exercise the repurchase right;

●	the fundamental change repurchase price;

●	the fundamental change repurchase date;

●	the name and address of the trustee;

●	if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change (or related make-whole fundamental change);

●	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

●	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth above.

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) (or, for the avoidance of doubt, pursuant to clause (1) that also constitutes a fundamental change occurring pursuant to clause (2)(A) or (B)) of the definition thereof), if:

●	such fundamental change constitutes a share exchange event for which the resulting reference property consists entirely of cash in U.S. dollars;

●	immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Ordinary Shares” and, if applicable, “—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming a fundamental change repurchase date that results in a fundamental change repurchase price that includes the maximum amount of accrued interest); and

●	we timely send the notice relating to make-whole fundamental change associated with such fundamental change required pursuant to the provisions described above under “—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”

Notwithstanding anything to the contrary, to the extent that provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to repurchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

Repurchase Procedures

To exercise a repurchase right, you must deliver, on or before the second business day immediately preceding the put date or the fundamental change repurchase date, as applicable, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice, to the paying agent. Each repurchase notice must state:

●	if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with applicable DTC procedures;

●	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

●	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any repurchase notice (in whole or in part) by a duly completed written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day immediately preceding the put date or the fundamental change repurchase date, as applicable. The notice of withdrawal shall state:

●	the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;

●	if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with applicable DTC procedures; and

●	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

We will be required to repurchase the notes on the put date and the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the put purchase price or fundamental change repurchase price on the later of (i) the put date or fundamental change repurchase date, as applicable, and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the put purchase price or fundamental change repurchase price of the notes on the put date or fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

●	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the trustee); and

●	all other rights of the holder will terminate (other than the right to receive the put purchase price or fundamental change repurchase price, as applicable).

In connection with any repurchase offer pursuant to a put notice or fundamental change repurchase notice, we will, if required:

●	comply with the tender offer rules under the Exchange Act that may then be applicable;

●	file a Schedule TO or any other required schedule under the Exchange Act; and

●	otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under “Repurchase on Put Date” and “Repurchase upon Fundamental Change” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the put purchase price or fundamental change repurchase price, as applicable, with respect to such notes).

If a fundamental change were to occur, we may not have enough funds to settle conversions of the notes or to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and this Offering— We may not have the ability to raise the funds necessary to settle conversions of the notes offered herein in cash or to repurchase the notes on the put date or upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.” If we fail to repurchase the notes when required on the put date or following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person (a “business combination event”) (other than any such sale, conveyance, transfer or lease to one or more of our direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not us) is a “qualified successor entity” (as defined below) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the successor entity (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that (i) if such business combination event is an exempted fundamental change, then a limited liability company, limited partnership or other similar entity also will constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event also will constitute a qualified successor entity with respect to such business combination event, provided that, in the case of this clause (ii), (1) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Code for holders or beneficial owners of the notes and (y) such limited liability company or limited partnership is a direct or indirect, wholly owned subsidiary of a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) such business combination event constitutes a share exchange event whose reference property consists solely of any combination of U.S. dollars and shares of common stock or other corporate common equity interests of a corporation described in clause (1)(y).

Events of Default

The “Description of Debt Securities—Events of Default” section of the accompanying prospectus will not apply to the notes. Each of the following is an event of default with respect to the notes:

1.	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

2.	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

3.	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, including any interest make-whole conversion rate adjustment, and such failure continues for a period of five business days;

4.	our failure to give a fundamental change notice as described under “—Repurchase upon Fundamental Change” or notice of a make-whole fundamental change as described under “—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” or notice of a specified corporate transaction as described under “— Certain Distributions Notice,” in each case, when due and such failure continues for a period of five business days;

5.	our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

6.	our failure for 60 days after written notice from the trustee or by the trustee at the request of the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

7.	default by us or any of our “significant subsidiaries,” with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $25.0 million (or the foreign currency equivalent thereof) in the aggregate by us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in each case, such failure to pay or default shall not have been cured or waived, such indebtedness is not paid or discharged, or such acceleration is not otherwise cured, annulled or rescinded, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding in accordance with the indenture; or

8.	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries.

A “significant subsidiary,” for purposes of clauses (7) and (8) above, is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) of Regulation S-X promulgated by the SEC (or any successor rule); provided that, if and to the extent paragraph (w)(1)(iii)(A)(2) does not apply to the determination of whether the income test in paragraph (w)(1)(iii) is met, in the case of a subsidiary that meets the criteria of clause (iii) of the definition thereof but not clause (i) or (ii) thereof, in each case as such rule is in effect on the date hereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income or loss from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000. For the avoidance of doubt, to the extent any such subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Article 1, Rule 1-02(w)(1) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such subsidiary shall not be deemed to be a “significant subsidiary” under the indenture irrespective of whether such subsidiary would otherwise be deemed to be a “significant subsidiary” after giving effect to the proviso in the immediately preceding sentence.

The trustee shall not be deemed to have knowledge of an event of default unless and until an officer within the corporate trust department of the trustee responsible for the administration of the indenture (a “responsible officer of the trustee”) receives written notification of such event of default describing the circumstances of such, and identifying the circumstances constituting such event of default and stating that such notification is a “notice of default.”

If an event of default (other than an event of default described in clause (8) above with respect to us) occurs and is continuing, the trustee by written notice to us may, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee may, and the trustee at the request of such holders accompanied by security and/or indemnity satisfactory to the trustee and otherwise subject to the limitations set forth in the indenture shall, declare 100% of the principal of and accrued and unpaid interest on all the outstanding notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, described in clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will automatically be due and payable immediately without any action on part of the trustee. If an event of default occurs and is continuing, the trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the notes or to enforce the performance of any provision of the notes or the indenture. The trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding.

For the avoidance of doubt, and without limiting the manner in which any default can be cured, (A) any failure by us to provide any notice (other than a notice referred to in clause (4) above) under the indenture shall be subject to clause (6) above (including the 60-day cure period contained therein), and any related default shall be deemed cured upon the sending of such notice whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given, (B) a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the terms of the indenture, of such payment (or other consideration) together, if applicable, with any special interest thereon, and (C) a default that is (or, after notice or passage of time or both, would be) an event of default relating to the failure to comply with our reporting obligations in accordance with the two immediately succeeding paragraphs below will be cured upon the filing of the relevant report(s) that were required to be filed and gave rise to such default. In addition, for the avoidance of doubt, (i) if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default, and (ii) if an event of default is cured or waived before any related notice of acceleration is delivered, such event of default shall be deemed cured and the notes shall not be subject to acceleration on account of such default.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below will, after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (6) above), consist exclusively of the right to receive additional interest on the notes at a rate equal to:

●	0.25% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the date on which such an event of default first occurs and ending on the earlier of (i) the date on which such event of default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such event of default first occurred; and

●	if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (i) the date on which such event of default is cured or validly waived or (ii) the 365th day immediately following, and including, the date on which such event of default first occurred.

If a failure to file giving rise to our obligation to pay additional interest pursuant to the foregoing provisions initially occurs on or after the close of business on a regular record date and prior to the open of business on the corresponding interest payment date, the additional interest that accrues during such period will be due on the interest payment date next succeeding such corresponding interest payment date, and no interest shall accrue in respect of such delay.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above as a result of the event of default pursuant to clause (6) of the definition thereof if such event of default is then continuing.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraph, we must notify in writing all holders of notes, the trustee and the paying agent (if other than the trustee) of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to any continuing defaults relating to nonpayment of principal or interest, with respect to the failure to repurchase any notes when required or with respect to the failure to deliver or cause to be delivered, as the case may be, the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

●	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

●	accrued and unpaid interest, if any, on; and

●	the consideration due upon conversion of, its notes, on or after the respective due dates expressed or provided for in the notes or the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided, to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

1.	such holder has previously given the trustee written notice that an event of default is continuing;

2.	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

3.	such holders have offered, and if requested, provided, to the trustee security and/or indemnity satisfactory to the trustee against any loss, liability or expense;

4.	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

5.	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or if it is not provided with security and/or indemnity to its satisfaction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. In addition, the trustee will not be required to expend its own funds under any circumstances.

The indenture will provide that in the event an event of default has occurred and is continuing, and if a responsible officer of the trustee has written notice or actual knowledge of such event, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security and/or indemnification satisfactory to the trustee in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

The indenture will provide that if an event of default occurs and is continuing and is notified in writing to a responsible officer of the trustee, the trustee shall send to each holder notice of the default within 90 days after it receives written notice or obtains such knowledge. The trustee shall not be deemed to have knowledge of any occurrence of a default unless a responsible officer of the trustee has received written notice thereof. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee (in its sole discretion) in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether our authorized officers thereof know of any event of default under the indenture that occurred during the previous year that is then continuing. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof if such events are then continuing, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the redemption price, the put purchase price, the fundamental change repurchase price or the principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

The “Description of Debt Securities—Modification of Indenture; Waiver” section of the accompanying prospectus will not apply to the notes.

Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment or supplement may, among other things:

1.	reduce the principal amount of notes whose holders must consent to an amendment;

2.	reduce the rate of or extend the stated time for payment of interest on any note;

3.	reduce the principal of or extend the stated maturity of any note;

4.	make any change that adversely affects the conversion rights of any notes, except as required by the indenture;

5.	reduce the redemption price, the put purchase price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

6.	make any note payable in money other than U.S. dollars;

7.	change the ranking of the notes;

8.	impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

9.	change our obligation to pay additional amounts on any note; or

10.	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Notwithstanding the foregoing and in addition to the other permitted amendments described in “Description of Debt Securities—Modification of Indenture; Waiver,” we and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

1.	cure any ambiguity, omission, defect or inconsistency;

2.	provide for the assumption by a successor corporation of our obligations under the indenture;

3.	add guarantees with respect to the notes;

4.	secure the notes;

5.	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

6.	upon the occurrence of any transaction or event described in the list of bullets under the heading “—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Ordinary Shares” above, (x) provide that the notes are convertible into reference property, subject to “— Conversion Rights—Settlement upon Conversion” above, and (y) effect the related changes to the terms of the notes described under “Conversion Rights—Recapitalizations, Reclassifications and Changes of the Ordinary Shares” above, in each case, in accordance with the applicable provisions of the indenture;

7.	adjust the conversion rate as provided in the indenture;

8.	provide for the appointment of and acceptance of appointment by a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent to facilitate the administration of the trusts under the indenture by more than one trustee;

9.	irrevocably elect a settlement method and/or a specified dollar amount (or minimum specified dollar amount), or eliminate our right to elect a settlement method (including at our option upon an irrevocable election as provided under “—Conversion Rights—Settlement upon Conversion”); provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under “—Conversion Rights.”

10.	comply with the rules of any applicable securities depositary, including DTC;

11.	make any change that does not adversely affect the rights of any holder in any material respect;

12.	conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet; or

13.	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to send to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Voting

In determining whether the holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture, notes that are owned by us, by any of our consolidated subsidiaries or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our consolidated subsidiaries shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned that have been pledged in good faith may be regarded as outstanding for such purposes if the pledgee shall establish its right to so act with respect to such notes and that the pledgee is not us, one of our consolidated subsidiaries or a person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us and our consolidated subsidiaries.

Discharge

We may satisfy and discharge our obligations under the indenture and the notes (except, in each case, for surviving rights of the trustee and our obligations with respect thereto) by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, on a redemption date, on any repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) ordinary shares, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the ordinary share price, the last reported sale prices of the ordinary shares, any interest make-whole conversion rate adjustment, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes, any additional interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the paying agent (if other than the trustee) and conversion agent (if other than the trustee), and each of the trustee, the paying agent and conversion agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any registered holder of notes upon the request of that holder.

Reports

The indenture will provide that a copy of any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be provided by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (“Rule 12b-25”) (or any successor rule), which grace period, for the avoidance of doubt, shall be deemed applicable whether or not we check the box in the relevant Rule 12b-25 filing indicating we expect to file such report with the applicable Rule 12b-25 grace period). Documents or reports filed by us with the SEC via the EDGAR system or any successor thereof will be deemed to be provided to the trustee as of the time such documents are filed via EDGAR or such successor, it being understood that the trustee shall not be responsible for determining whether such filings have been made. If the notes become convertible into reference property consisting in whole or in part of shares of capital stock of any parent company of ours pursuant to the terms of the indenture described under “— Conversion Rights— Recapitalizations, Reclassifications and Changes of the Ordinary Shares” and such parent company provides a full and unconditional guarantee of the notes, the SEC reports of such parent company shall be deemed to satisfy the foregoing reporting requirements of the indenture. For the avoidance of doubt, any failure to comply with our obligations as set forth under this “—Reports” section will not constitute an event of default pursuant to clause (6) under “—Events of Default” above unless (i) we have received written notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding of such failure and (ii) we have not cured such failure during the 60 consecutive days after our receipt of such notice.

Trustee

U.S. Bank Trust Company, National Association is the trustee, registrar, paying agent, transfer agent and conversion agent. The trustee, in each of its capacities, including without limitation as trustee, registrar, paying agent, transfer agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

●	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

●	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee, the agents nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;

●	a “banking organization” within the meaning of the New York State Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

●	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

●	will not be entitled to have notes represented by the global note registered in their names;

●	will not receive or be entitled to receive physical, certificated notes; and

●	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent (to the extent funded by us) to DTC’s nominee as the registered holder of the global note.

Neither we nor the trustee (or our or its agents) nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

●	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

●	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

●	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

TAXATION

The following discussion of material Cayman Islands and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier (Cayman) LLP, our Cayman Islands legal counsel.

Certain Material Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

Certain Material United States Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) generally applicable to the ownership, disposition and conversion of the notes and to the ownership and disposition of the ordinary shares received upon the conversion of such notes. This discussion applies only to U.S. Holders that purchased the notes at original issuance for cash at their “issue price” (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), hold the notes or ordinary shares as capital assets (generally, property held for investment) and have the U.S. dollar as their functional currency. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“U.S. Treasury Regulations”), published positions of the U.S. Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. No rulings have been, or are expected to be, sought from the IRS with respect to any of the U.S. federal income tax considerations discussed below.

This discussion does not address all U.S. federal income tax considerations that may be applicable to U.S. Holders in light of their particular circumstances or U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

●	banks, insurance companies, investment companies, and other financial institutions;

●	persons that are, or hold their notes or ordinary shares through an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes or any investors in those entities or arrangements;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	certain retirement or other tax-deferred accounts;

●	“qualified foreign pension funds” within the meaning of as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	tax-exempt organizations (including private foundations), governmental organizations or international organizations;

●	real estate investment trusts;

●	regulated investment companies;

●	brokers or dealers in securities;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	expatriates, certain former citizens or long-term residents of the United States;

●	persons that elect to mark their securities to market;

●	persons who hold notes or ordinary shares as part of a hedging, integrated, straddle, synthetic security, conversion or constructive sale transaction for U.S. federal income tax purposes;

●	persons who file applicable financial statements required to recognize income when associated revenue is reflected on such financial statements;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons that have a functional currency other than the U.S. dollar; and

●	persons that actually or constructively own 10% or more of our stock by vote or value.

This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations.

Each prospective investor of the notes or ordinary shares should consult its tax advisors as to the particular U.S. federal income tax considerations to it of owning and disposing of the notes or ordinary shares, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes or ordinary shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes or ordinary shares, the tax treatment of a partner in the partnership will generally depend on the status and the activities of the partnership. Partners in a partnership holding the notes or ordinary shares should consult their tax advisors regarding the tax considerations of an investment in the notes or ordinary shares.

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). In such case, interest paid on the notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes and will include amounts withheld in respect of any foreign taxes. Interest income on the notes will generally constitute non-U.S. source income and will generally be treated as “passive category income” for foreign tax credit limitation purposes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Additional Payments

We may elect to or be required to make additional payments (in cash or in ordinary shares) on the notes in excess of stated principal and interest in certain circumstances. See discussions above under “Description of the Notes—Events of Default” and “Description of the Notes—Conversion Rights.” The election or obligation to make these payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations.

Our position that the notes are not contingent payment debt instruments is binding on each U.S. Holder unless such U.S. Holder discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. Holders would, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note (including any gain realized on the conversion of a note, even if the U.S. Holder receives solely ordinary shares). The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments. U.S. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Notes

Except as provided below under “—Conversion of the Notes” and subject to the discussion below under “—Passive Foreign Investment Company Rules,” upon a sale, taxable exchange (including an exchange in lieu of conversion), repurchase or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on such sale, exchange, redemption, repurchase or other taxable disposition (other than to the extent, if any, attributable to accrued interest, which generally will be taxable as such to the extent not already included in income by such holder) and (2) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal to the amount that the U.S. Holder paid for the note, plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in “—Constructive Distributions” below. Such gain or loss will generally be long-term capital gain or loss if such holder’s holding period of the note is more than one year at the time of such sale, exchange, redemption, repurchase or other taxable disposition. Long-term capital gain of non-corporate taxpayers is generally subject to tax at a lower tax rate than the tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to credit any foreign tax imposed on the disposition of a note against its U.S. federal income tax unless such U.S. Holder has other non-U.S. source income that enables it to claim such credit. Certain proposed U.S. Treasury Regulations would impose additional limitations on the creditability of any foreign taxes on gains from dispositions, although recent IRS notices provide temporary relief from these additional limitations. U.S. Holders are urged to consult their tax advisor regarding the tax consequences if a non-U.S. tax is imposed on a disposition of our notes, including the availability of the foreign tax credit under such U.S. Holder’s particular circumstances and their ability to claim an exemption under the provisions of an applicable treaty.

Conversion of the Notes

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” upon conversion of a note, a U.S. Holder will receive cash, ordinary shares or a combination of cash and ordinary shares, at our election.

If a U.S. Holder receives solely cash in exchange for a note upon conversion, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder had disposed of the note in a taxable disposition described under “—Sale, Exchange, Redemption, Repurchase or Taxable Disposition of the Notes” above, subject to the discussion in the section titled “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period or for which the interest make-whole provision applies may be treated as a taxable stock dividend.

If a U.S. Holder receives solely ordinary shares (and, if applicable, cash in lieu of a fractional share) in exchange for notes upon conversion, the U.S. Holder generally will not recognize gain or loss on the conversion of the notes into ordinary shares, except to the extent of cash received in lieu of a fractional share (which could give rise to capital gain or loss, as described below), subject to the discussion under “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period or for which the interest make-whole provision applies may be treated as a taxable stock dividend. The U.S. Holder’s aggregate tax basis in the ordinary shares (including any fractional share deemed to be received by the U.S. Holder) will equal the U.S. Holder’s adjusted tax basis in the note that was converted. A U.S. Holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in the ordinary shares, as determined in accordance with the previous sentence, between the ordinary shares actually received and the fractional share deemed received upon conversion, in accordance with their respective fair market values. The U.S. Holder’s holding period in the ordinary shares will include the period during which the U.S. Holder held the notes.

The U.S. federal income tax treatment of the conversion of a note into a combination of cash and ordinary shares is uncertain, and U.S. Holders should consult their tax advisors regarding the consequences of such a conversion. In general, the U.S. federal income tax treatment will depend on whether the conversion is treated as a recapitalization or alternatively as a conversion of a portion of the note for ordinary shares and a taxable sale of a portion of the note for cash. The conversion can only be treated as a recapitalization if the notes are treated as “securities” for U.S. federal income tax purposes. The term “security” is not defined in the Code or the U.S. Treasury Regulations and has not been defined clearly by judicial decisions. The determination of whether a particular obligation constitutes a security depends on an overall evaluation of the nature of the obligation, including whether the holder of such obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, which is the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are less likely to be treated as “securities.” In addition, the convertibility of a debt instrument into stock of the issuer may favor “security” treatment because of the holder’s possible equity participation in the issuer. We intend to take the position that the notes are securities for U.S. federal income tax purposes and if, upon a conversion, a U.S. Holder receives a combination of cash (other than cash in lieu of a fractional share) and ordinary shares, that the conversion will be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no guarantee that the IRS will not take a different position, and therefore, a note may not constitute a “security” for U.S. federal income tax purposes and the conversion may not be treated as a recapitalization for U.S. federal income tax purposes notwithstanding our position. If recapitalization treatment applies, then a U.S. Holder will recognize gain, but not loss (except with respect to cash received in lieu of a fractional share), in an amount equal to the lesser of (i) the excess of the sum of the cash (other than any cash in lieu of a fractional share) and the fair market value of the ordinary shares received over the U.S. Holder’s adjusted tax basis in the notes converted and (ii) the amount of cash received (other than cash received in lieu of a fractional share), subject to the discussion under “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period or for which the interest make-whole provision applies may be treated as a taxable stock dividend. Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

The tax basis of ordinary shares (including fractional shares, if any) received by a U.S. Holder upon a conversion that is treated as a recapitalization generally will equal the adjusted tax basis of the notes that were converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to the receipt of cash in lieu of a fractional share) on the conversion. A U.S. Holder’s tax basis in a fractional share of our ordinary shares will be determined by allocating such holder’s tax basis in the shares of our ordinary shares, as determined in accordance with the previous sentence, between the shares of our ordinary shares actually received and the fractional share deemed received upon conversion, in accordance with their respective fair market values. A U.S. Holder’s holding period for shares of ordinary shares received in the conversion will include the period during which the U.S. Holder held the notes.

If the conversion of a note into cash and ordinary shares were not treated as a recapitalization, under an alternative characterization, the cash payment received may be treated as proceeds from the sale of a portion of the note taxable in the manner described under “—Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Notes” above, and the ordinary shares received on such a conversion may be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. Holder (as described above), in each case, subject to the discussion under “—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period or for which the interest make-whole provision applies may be treated as a taxable stock dividend. In that case, the U.S. Holder’s tax basis in the note generally would be allocated pro rata between the portion of the note that is treated as converted into ordinary shares and the portion of the note that is treated as sold for cash, based on the relative fair market values of the ordinary shares and cash received. The holding period for the ordinary shares received in the conversion would include the holding period for the note.

With respect to cash received in lieu of a fractional share, a U.S. Holder will generally be treated as if such fractional share were issued and received and then immediately redeemed for cash. Accordingly, the receipt of cash in lieu of a fractional share will generally result in the recognition of capital gain or loss measured by the difference between the cash received for the fractional share and the portion of the U.S. Holder’s tax basis allocable to the fractional share. Any such gain or loss recognized will generally be treated in the same manner as described above under “—Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Notes.”

As described in “Description of the Notes—Conversion Rights,” our delivery of cash, ordinary shares or a combination of cash and ordinary shares will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes. We intend to take the position that, upon a conversion of notes, accrued and unpaid interest is paid first by any cash paid upon such conversion and then by any ordinary shares.

U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and ordinary shares for notes upon conversion.

Exchange in Lieu of Conversion

If a U.S. Holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated institution accepts the notes and delivers ordinary shares (and cash in lieu of a fractional share, if applicable), cash or a combination of cash and ordinary shares in exchange for the notes, the U.S. Holder will be taxed on the transfer as a sale or exchange of the notes, as described above in the section titled “—Sale, Exchange, Redemption, Repurchase, or Other Taxable Disposition of Notes.” In such case, the U.S. Holder’s tax basis in the ordinary shares received will equal the fair market value of the stock on the date of the exchange and its holding period in the ordinary shares received will begin the day after the date of the exchange.

Possible Effect of the Change in Conversion Consideration

In the event we undergo certain of the events described in the section titled “Description of the Notes—Recapitalizations, Reclassifications and Changes of the Ordinary Shares” or “Description of the Notes—Consolidation, Merger and Sale of Assets,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. Holder would be entitled to convert its notes into shares, property or assets other than our ordinary shares.

Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes as in place prior to such event for “new” notes as in place after such event (the “new notes”), which may be a taxable event for U.S. federal income tax purposes in which U.S. Holders would be required to recognize any gain or loss. Whether or not such an adjustment results in a deemed exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes’ obligor. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the ordinary shares may be different from the U.S. federal income tax consequences addressed in this discussion. A U.S. Holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. Holder for U.S. federal income tax purposes, even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not be considered to result in a deemed distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments with respect to taxable dividends to holders of our ordinary shares) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such a non-qualifying adjustment is made, a U.S. Holder may be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such adjustment. In addition, an adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or during a redemption period or for which the interest make-whole provision applies, each as described under “Description of the Notes—Conversion Rights,” may also be treated as a deemed distribution to a U.S. Holder under certain circumstances.

Any such deemed distribution will generally be taxable to U.S. Holders as a dividend, return of capital, or capital gain, as described in “—Dividends” below. However, it is not entirely clear whether a deemed dividend deemed paid to a non-corporate U.S. Holder would be “qualified dividend income” eligible for preferential tax treatment. It is also not entirely clear whether corporate U.S. Holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), such backup withholding may be withheld from or set off against payments of cash and ordinary shares payable on the notes (or, in certain circumstances, against any payments on the ordinary shares) or sales proceeds payable to or other funds or assets of the U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of a constructive distribution on the notes.

We are required under current law to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. Proposed U.S. Treasury Regulations have been released addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the U.S. Treasury Regulations generally would provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment (determined at the same time), (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our ordinary shares) or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The U.S. Treasury Regulations, if finalized, will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

U.S. Holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.

Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution (including the constructive distribution discussed above) to a U.S. Holder with respect to the ordinary shares will generally be included in such holder’s gross income as ordinary dividend income on the date actually or constructively received by such holder to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. Holder’s tax basis in our ordinary shares, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our ordinary shares and will be treated as described under the section titled “—Sale or Other Taxable Disposition of Ordinary Shares” below. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us will generally be reported as a dividend. The amount of such dividend will include amounts withheld by us or our paying agent in respect of any foreign taxes. Any dividend from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations.

With respect to individuals and certain other non-corporate U.S. Holders, dividends may constitute “qualified dividend income” that is subject to tax at the lower applicable capital gains rates provided that (1) the ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (2) we are not a passive foreign investment company (“PFIC”) for either our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period and other requirements are met. Our ordinary shares are listed on Nasdaq so we anticipate that our ordinary shares should qualify as readily tradable on an established securities market in the United States, although there can be no assurances in this regard. U.S. Holders should consult their tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for dividends paid with respect to our ordinary shares (including rules relating to foreign tax credit limitations).

Dividends from us will generally constitute non-U.S. source income and be treated as “passive category income” for foreign tax credit limitation purposes. U.S. Holders may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding tax imposed on dividends received on ordinary shares. If a U.S. Holder does not elect to claim a foreign tax credit for foreign taxes withheld, such holder may instead claim a deduction for U.S. federal income tax purposes in respect of such taxes, but only for a year in which such holder elects to do so for all creditable foreign income taxes. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in our ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss. Consequently, a U.S. Holder may not be able to credit any foreign tax imposed on the disposition of our ordinary shares against its U.S. federal income tax unless such U.S. Holder has other non-U.S. source income.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) during such year consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income for such year consists of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly, indirectly or constructively, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

No assurance can be given as to whether we currently are not or will not become a PFIC, as this is a factual determination made annually that will depend, in part, upon the nature of our business, the composition of our income and assets, the value of our assets and the price of our ordinary shares, each of which is subject to change. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us becoming a PFIC for the current or subsequent taxable years. While the Company’s management has obtained a third-party analysis for 2024 and does not believe that the Company should be classified as a PFIC for 2024, PFIC status is determined annually, and whether the Company will be a PFIC for the current taxable year or any future taxable year is uncertain. Moreover, the Company is not committing to determine whether it is not a PFIC on an annual basis.

The U.S. Treasury Department has proposed U.S. Treasury Regulations with a retroactive effective date which, if finalized in their current form, would (i) treat a U.S. Holder that holds a note during any taxable year for which we are classified as a PFIC as holding stock of a PFIC for purposes of applying the PFIC rules to dispositions and (ii) treat for purposes of the PFIC rules the holding period of ordinary shares received upon conversion of a note as including the period the note was held. Although the matter is not entirely clear, a U.S. Holder of our notes may not be permitted to make a qualified electing fund (“QEF”) election with respect to the notes, and a QEF election with respect to our ordinary shares received on conversion of the notes may not be considered timely made in the absence of a concurrent “deemed sale” election. If we are a PFIC in any year with respect to which a U.S. Holder owns ordinary shares, or, under the proposed U.S. Treasury Regulations, the notes, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns ordinary shares or notes, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder makes a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the U.S. Holder’s ordinary shares or notes at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares or notes with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of ordinary shares or notes. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make either a mark-to-market election or a QEF election, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of ordinary shares, and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares). The foregoing rules also generally would apply to the notes under the proposed U.S. Treasury Regulations that have a retroactive effective date.

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its notes or ordinary shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to the notes or the stock of any of our non-U.S. subsidiaries, unless the notes or shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed herein, notwithstanding their mark-to-market election with respect to ordinary shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to ordinary shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in our ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, have a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of interest and deemed dividends with respect to the notes, dividend payments with respect to the ordinary shares, and proceeds from the sale, exchange or other disposition of notes or ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless the U.S. Holder (i) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or (ii) is otherwise exempt from backup withholding and establishes such an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

Information With Respect to Foreign Financial Assets

Individuals and certain entities that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds, generally are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. The notes and ordinary shares may be subject to these rules. U.S. Holders are urged to consult their tax advisor regarding the application of this legislation to their ownership of the notes or ordinary shares.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE OWNERSHIP, AND DISPOSITION OF THE NOTES AND ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF ANY TAX TREATIES.

Underwriting

Barclays Capital Inc., Cantor Fitzgerald & Co. and B. Riley Securities, Inc. are acting as representatives of the underwriters and sole book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as a Current Report on Form 8-K to be incorporated to the registration statement, with respect to the notes being offered, each of the underwriters named below has severally agreed to purchase from us, the principal amount of the notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$71,769,000
Cantor Fitzgerald & Co.	$44,428,000
B. Riley Securities, Inc..	$18,803,000
Total	$135,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

●	the obligation to purchase all of the notes offered hereby (other than those notes covered by their option to purchase additional notes as described below), if any of the notes are purchased;

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The underwriters will purchase the notes at the discount from the offering price indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering price set forth on the front of this prospectus supplement. If all the notes are not sold at the initial offering price following the initial offering, the underwriters may change the initial offering price and other selling terms.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note	Total

Underwriting discount	3.5%	$4,725,000

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $1.37 million. We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them in connection with this offering, including, but not limited to, fees and expenses of counsels and advisors to the underwriters up to $250,000. The underwriters have agreed to reimburse us for certain expenses in connection with the offering.

ICR Capital LLC is acting as our advisor for this transaction, for which we will pay an advisory fee. In addition, B. Riley Securities, Inc. is also acting as a capital markets advisor for this transaction, for which we will pay an advisory fee of $375,000.

Option to Purchase Additional Notes

We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus supplement, from time to time, in whole or in part, to purchase up to an additional $15,000,000 aggregate principal amount of the notes at the initial offering price less the underwriters’ discount.

No Sale of Similar Securities

We have agreed not to:

●

offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any ordinary shares or securities convertible into or exchangeable for any of the Company’s ordinary shares (the “Lock-Up Securities”) (other than ordinary shares issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date of this prospectus supplement and disclosed herein or pursuant to currently outstanding options, warrants or rights not issued under one of those plans or ordinary shares issued and sold pursuant to the At the Market Offering Agreement dated April 29, 2025 between the Company and H.C. Wainwright & Co. LLC) (“ATM Shares”), (a) during the period from the date hereof until the earlier of (x) 30 days after the date of this prospectus supplement or (y) the date on which the Underwriters exercise in full their option to purchase Optional Securities, such ATM Shares having an aggregate offering price of no more than $50,000,000, and (b) without limitation as to amount, during the period from the earlier of (x) 30 days after the date of this prospectus supplement or (y) the date on which the Underwriters exercise in full their option to purchase Optional Securities, until the 60th day after the date of this prospectus supplement), or sell or grant options, rights or warrants with respect to such Lock-Up Securities or securities convertible into or exchangeable for such Lock-Up Securities of the Company (other than grants of options, restricted shares, restricted stock units or any stock-based awards pursuant to Compensation Plans existing on the date of this prospectus supplement and disclosed herein),

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Lock-Up Securities, whether any such transaction described in clause above is to be settled by delivery of Lock-Up Securities or other securities, in cash or otherwise,

●	file or cause to be filed a registration statement, including any amendments, with respect to the registration of securities of the Company substantially similar to the Lock-Up Securities or securities convertible, exercisable or exchangeable into Lock-Up Securities (other than any registration statement on Form S-8 or an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3 relating to securities of the Company),

●	publicly announce an offering of any securities of the Company substantially similar to the Lock-Up Securities or securities convertible, exercisable or exchangeable into Lock-Up Securities, and

●	publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays, on behalf of the Underwriters.

for a period of 60 days after the date of this prospectus supplement (the “Restricted Period”), in each case without the prior written consent of Barclays Capital Inc., on behalf of the underwriters.

The restrictions above do not apply to:

●	the issuance of the Lock-Up Securities pursuant to the underwriting agreement or the issuance of any additional securities of the same series in accordance with the terms of the indenture,

●	the issuance by the Company of ordinary shares upon the exercise of an option or warrant, settlement of restricted stock units, or the conversion of a security outstanding on the date of the underwriting agreement as described in this prospectus supplement,

●	facilitating the establishment of a trading plan on behalf of a shareholder, employee, officer, director, advisor or consultant of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the 60 day period after the date of this prospectus supplement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during such period,

●	facilitating any transfer made by or on behalf of a shareholder, employee, advisor, consultant, director or officer to dispose of to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in this prospectus supplement, or

●	facilitating any sales made by or on behalf of a shareholder, employee, advisor, consultant, officer or director in connection with any sell-to-cover or similar open market arrangements or the “cashless” exercise in connection with the vesting, settlement or exercise of restricted stock units, stock options, warrants or other rights to acquire Lock-Up Securities, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, described in this prospectus supplement or issued pursuant to an equity plan or arrangement described in this prospectus supplement for the purpose of exercising such restricted stock units, stock options, warrants or other rights.

Lock-Up Agreements

All of our directors and executive officers, have agreed that, for a period of 60 days after the date of this prospectus supplement, we will not directly or indirectly, without the prior written consent of Barclays Capital Inc., (1) offer, sell, contract to sell, pledge, grant any option to purchase, file (or participate in the filing of) a registration statement with the SEC in respect of any ordinary shares or securities convertible into, exchangeable for or that represent the right to receive ordinary shares, (2) make any short sale or otherwise dispose of any Lock-Up Shares, (3) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone else, including without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares, (4) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary Shares or (5) publicly disclose the intention to do any of the foregoing.

The restrictions above do not apply to:

●	transfer or disposal of the Lock-Up Shares as a bona fide gift or gifts, or for bona fide estate planning purposes, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

●	transfer or disposal of the Lock-Up Shares to any trust for the direct or indirect benefit of the signatory of the applicable Lock-Up Agreement or the immediate family of the signatory of the applicable Lock-Up Agreement (for purposes of the Lock-Up Agreements, “immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

●	transfer or disposal of the Lock-Up Shares if the signatory of the applicable Lock-Up Agreement is a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the signatory of the applicable Lock-Up Agreement or to any investment fund or other entity controlled or managed by the signatory of the applicable Lock-Up Agreement or (ii) as part of a distribution, transfer or disposition by such signatory to its stockholders, partners, members, beneficiaries or other equity holders, provided, in each case, that the transferees thereof agree to be bound in writing by the restrictions set forth in the Lock-Up Agreements and any such transfer shall not involve a disposition for value;

●	transfer or disposal of the Lock-Up Shares by will, other testamentary document or intestate succession upon the death of the signatory of the applicable Lock-Up Agreement, subject to certain restrictions;

●	transfer or disposal of the Lock-Up Shares by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient agrees to be bound in writing by the restrictions set forth in the Lock-Up Agreements, provided further that any required filing made pursuant to Section 16(a) of the Exchange Act, shall include a footnote noting the circumstances described in this clause (E) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

●	entry into a trading plan providing for the sale of the Lock-Up Shares by the signatory of the applicable Lock-Up Agreement, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Restricted Period and no filing under Section 16(a) of the Exchange Act or other public announcement is voluntarily made or required regarding such plan during the Restricted Period;

●	transfer or disposal of the Lock-Up Shares to the Company solely to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in this prospectus supplement, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date of the Lock-Up Agreements and continuing to and including the date that is 30 days after the date of this Prospectus Supplement (the “30 Day Period”), and after the 30 Day Period, if the signatory of the applicable Lock-Up Agreement is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, such signatory shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

●	transfer the Lock-Up Shares to the Company pursuant to agreements in effect on the date of this Prospectus Supplement and as described in this prospectus supplement, under which the Company has the option to repurchase shares or forfeit the Lock-Up Shares upon termination of service of the signatory of the Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 60 days after the date of this Prospectus Supplement (the “60 Day Period”);

●	disposal of the Lock-Up Shares solely in connection with any sell-to-cover or similar open market arrangements or the “cashless” exercise in connection with the vesting, settlement or exercise of restricted stock units, stock options, warrants or other rights to acquire ordinary shares, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, described in this Prospectus Supplement or issued pursuant to an equity plan or arrangement described in this Prospectus Supplement for the purpose of exercising such restricted stock units, stock options, warrants or other rights, in any event, solely if such restricted stock units, stock options, warrants or other rights would otherwise expire during the Restricted Period, provided that any ordinary shares received upon such exercise shall be subject to all of the restrictions set forth in the Lock-Up Agreements and provided, further, that any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the codes and footnotes thereto that any disposition of shares in connection with a “cashless” exercise was made solely to the Company and no other public filing or announcement shall be made voluntarily in connection with such exercise;

●	transfer or disposal of any Lock-Up Shares acquired in open market transactions after completion of the offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Restricted Period and no other public filing or announcement shall be made voluntarily in connection with such transfer or disposition; and

●	transfer or disposal of any Lock-Up Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Board of Directors and made to all holders of ordinary shares involving a Change of Control, provided that, in the event that such tender offer, merger or consolidation is not completed, the signatory of the applicable Lock-Up Agreement shall remain subject to the provisions of such agreement.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes and/or our ordinary shares. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes and our ordinary shares. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the ordinary shares on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the notes and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. The Company has also granted Barclays Capital Inc. the right to provide investment banking services to the Company in connection with the next offering or placement of the Company's convertible debt securities, subject to certain conditions.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby and our ordinary shares. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Legal Matters

The validity of the notes will be passed upon for us by White & Case LLP. Certain legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by O’Melveny & Myers LLP and Maples and Calder (Cayman) LLP.

Experts

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2024, have been audited Audit Alliance LLP, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; Incorporation by Reference

Available Information

We file reports, proxy statements and other information with the SEC. Our public filings are available from the Internet web site maintained by the SEC at http://www.sec.gov. In addition, our ordinary shares are listed on the Nasdaq Capital Market.

Our website address is https://bit-digital.com/. Information on or connected to our website is not a part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Incorporation by Reference

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference into this prospectus supplement the documents listed below, which we have filed with the SEC, and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 14, 2025) (the “FY2024 Form 10-K”);

●	Quarterly Reports on Form 10-Q for the period ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 14, 2025);

●	Schedule 14A Proxy Statement filed on April 10, 2025 (excluding any portions thereof that would not be included in the Part III information of an Annual Report on Form 10-K);

●	Current Reports on Form 8-K filed on January 3, 2025, January 6, 2025, February 11, 2025, February 12, 2025, April 15, 2025, April 16, 2025, May 23, 2025, May 23, 2025, June 25, 2025, June 25, 2025, June 27, 2025, July 15, 2025, July 29, 2025, August 8, 2025, September 10, 2025, September 17, 2025, September 19, 2025, September 22, 2025, September 24, 2025, September 25, 2025, and September 29, 2025; and

●	Description of Securities Registered under Section 12 of the Exchange Act incorporated by reference to Exhibit 4 to the FY2024 Form 10-K.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus supplement, excluding any exhibits to those documents unless such exhibits are specifically incorporated by reference herein.

You should direct requests for documents to:

Erke Huang

Chief Financial Officer

BIT DIGITAL, INC.

31 Hudson Yards, Floor 11

New York, NY, 10001

Tel: (212) 463-5121

PROSPECTUS

$500,000,000

BIT DIGITAL, INC.

Ordinary Shares

Preference Shares

Debt Securities

Warrants

Units

Subscription Rights

We may offer and sell the securities identified above from time to time in one or more offerings at prices and on terms that we will determine at the time of each offering, for an aggregate initial offering price of $500,000,000. This prospectus provides you with a general description of the securities which is not meant to be a complete description of each of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. THESE RISKS COULD MATERIALLY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND AFFECT THE VALUE OF OUR SECURITIES. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BTBT.” On June 17, 2025, the last reported sale price of our ordinary shares on Nasdaq was $2.43 per share. We will apply to list any ordinary shares sold by us pursuant to this prospectus and any prospectus supplement on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell ordinary shares, preference shares, debt securities, warrants, units comprised of any combination thereof and subscription rights from time to time in one or more offerings for up to an initial aggregate offering price of $500,000,000. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or free writing prospectus modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements or free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus, any applicable supplement to this prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and any subsequent Current Reports on Form 8-K and Proxy Statements we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024, and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our public filings are available from the Internet web site maintained by the SEC at HTTP://WWW.SEC.GOV. In addition, our ordinary shares are listed on the Nasdaq Capital Market.

Our web site address is www.bit-digital.com. The information on, or accessible through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any free writing prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information finished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

The following documents filed with the SEC are incorporated by reference in this prospectus.

-	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 14, 2025);

-	Quarterly Report on Form 10-Q for the period ended March 31, 2025 (filed on May 15, 2025);

-	Schedule 14A Proxy Statement filed on April 10, 2025 (excluding any portions thereof that would not be included in the Part III information of an Annual Report on Form 10-K); and

-	Current reports on Form 8-K filed on January 3, 2025, January 6, 2025, February 11, 2025, February 12, 2025, April 15, 2025, April 16, 2025, May 23, 2025 and May 23, 2025.

-	Description of Securities Registered under Section 12 of the Exchange Act incorporated by reference to the Registrant’s Registration Statement on Form F-3, Amendment No. 2, filed with the SEC on February 28, 2022.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Bit Digital, Inc., 31 Hudson Yards, Floor 11, New York, NY, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (212) 463-5121.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus, the applicable prospectus supplement, any related free writing prospectus, including the risks of investing in the securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and under such headings in the documents incorporated herein by reference in their entirety. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.” Investment in the securities offered hereby involves a high degree of risk. See “Risk Factors.”

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Bit Digital, Inc., a Cayman Islands exempted company (“Bit Digital”), including its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through Bit Digital Strategies Limited, a Hong Kong company; Bit Digital Singapore Pte. Ltd.; Bit Digital U.S.A. Inc., a Delaware corporation and our operating entity in the United States; Bit Digital Canada, Inc. a Canadian company, and WhiteFiber Inc., an exempted company with limited liability incorporated and registered in the Cayman Islands, WhiteFiber AI, Inc., a Delaware corporation and its wholly-owned subsidiaries WhiteFiber HPC, Inc., a Delaware corporation and WhiteFiber Iceland, an Icelandic corporation and Enovum Data Centers Corp., a Canadian subsidiary of WhiteFiber, Inc. When we refer to “you,” we mean the holders of the applicable type of securities.

Our Business

Overview

Bit Digital, Inc. or the “Company”, is a global platform for high performance computing (“HPC”) infrastructure and digital asset production, with headquarters in New York City. The Company’s HPC business operates under the WhiteFiber Inc. (“WhiteFiber”) brand. Our operations are located in the US, Canada, and Iceland.

HPC Business

We are a leading provider of high-performance computing (“HPC”) data centers and cloud-based HPC graphics processing units (“GPU”) services, which we term cloud services, for customers such as artificial intelligence (“AI”) and machine learning (“ML”) developers. Our HPC Tier-3 data centers provide hosting and colocation services and are developed and operated by our wholly-owned subsidiary, Enovum. Our cloud services are provided by our WhiteFiber AI, Inc subsidiary. Collectively, we refer to these offerings as our HPC Business.

On October 11, 2024, we significantly expanded our HPC data center operations and capabilities by acquiring Enovum Data Centers Corp. (“Enovum”), a Tier-3 HPC data center platform based in Montreal, Canada. Through Enovum, we lease and operate a 4MW AI data center located in Montreal, Canada (“MTL 1”). MTL 1 is a fully operational Tier-3 data center that is designed for HPC workloads. MTL 1’s full capacity is occupied by customers under lease agreements with an average duration of approximately 30 months. On December 27, 2024, we announced that we had acquired the real estate and building for a build-to-suit 5MW Tier-3 data center expansion project in Montreal (“MTL 2”). The MTL 2 data center is expected to be completed and operational early in the fourth quarter of 2025.

On April 10, 2025, we entered into a lease for a new data center site in Saint-Jerome, Quebec, a suburb of Montreal, MTL 3. The facility spans approximately 202,000 square feet on 7.7 acres and is being developed to support current contracted capacity, with future expansion potential subject to utility approvals. The transaction was executed under a lease-to-own structure, which includes a fixed-price purchase option exercisable within 12 months. The lease term is 20 years, with two 5-year extension options. The facility is being retrofitted to Tier-3 standards, with development costs expected to total approximately CAD $55 million (approximately USD $40MM), and is expected to operational by the end of the fourth quarter of 2025. MTL 3 will support the previously announced 5MW colocation agreement with Cerebras.

For the 12 months ended December 31, 2024, our cloud service business recognized revenue of $45.7 million.

We believe our HPC business is positioned for significant growth, driven by the increasing demand for advanced computing and AI services. This planned expansion will involve developing additional HPC data centers at an accelerating pace and procuring GPUs and other AI equipment. To support this growth, we are in the process of building an expanded team of leaders and dedicated employees. In addition to the Senior Management Team of Enovum, we have already hired a Head of Revenue Officer and Go-to-Market (“GTM”), Senior Account Executive, two engineers, Chief Technology Officer (“CTO”) and Head of Marketing, with plans to further expand our workforce to include experts in technology, operations, and customer support. This dedicated team will be crucial in executing the Company’s strategic plans and maintaining high service levels as the business scales.

In addition to providing highly desirable HPC data center hosting capacity to our customers, our business model integrates HPC data center infrastructure and cloud service to provide scalable, high-performance computing solutions for enterprises, research institutions, and AI-driven businesses. Our integrated approach aligns specialized data center operations with GPU-focused cloud services, addressing the unique requirements of AI and HPC workloads. These workloads demand greater power density, advanced cooling solutions, and robust bandwidth to handle large-scale data transfers. By operating our data centers, we believe we can better meet these needs and reduce the complexity associated with procuring power and connectivity from external vendors. We can also design our facilities to accommodate the higher heat loads generated by modern GPUs, potentially shortening deployment timelines for customers who require rapid expansion of their compute infrastructure. From a financial standpoint, our vertically integrated solution allows us to capture additional margin for both of our HPC data center and cloud services businesses, avoiding expenses that would otherwise be due to third-party providers.

Our cloud services business provides cutting-edge, bespoke services involving a sophisticated array of computers and chips, including NVIDIA GPUs, servers, network equipment, and data storage solutions. We believe we provide our cloud services customers with the highest levels of performance and reliability while offering flexibility to scale with customer needs. Our cloud services solutions include a proprietary software layer that enables our customers to rapidly and reliably deploy AI applications with superior performance. We are offering our cloud services initially at a data center maintained by a third-party colocation provider in Iceland (the “Iceland Data Center”) but have plans to seamlessly integrate our cloud services at data centers across key regions in Europe and North America. In the fourth quarter of 2023, we secured our first cloud customer through a three-year service agreement to provide services using our advanced AI equipment. We believe that both of our businesses are poised to benefit from increased market demand. This is illustrated by our demonstrated ability to pre-sign end users prior to committing capital for expansions, both for new data center sites and for GPU server procurement.

The digital asset business segment of the Digital Infrastructure Business (the “Digital Asset Business Segment”) is comprised primarily of two distinct but highly complementary operations: (i) digital asset mining (the “Digital Asset Mining Operations”); and (ii) ETH staking (the “ETH Staking Operations”).

Cloud Services

We provide specialized cloud services to support generative AI workstreams, especially training and inference, emphasizing cost-effective utility and tailor-made solutions for each client. We are an authorized Network Control Processor (“NCP”) with NVIDIA, an authorized partner with SuperMicro Computer Inc.®, an authorized Communications Service Provider (“CSP”) with Dell, and an official partnership with Hewlett Packard Enterprise. We are proud to be among the first service providers to offer H200, B200, and GB200 servers. We provide a high-standard service level with an Uptime Percentage* ≥ 99.5%.

The economics of our cloud services business drive attractive returns. The implied per unit capex for high performance GPUs currently ranges from approximately $30,000 for an NVIDIA H200 to approximately $50,000 for an NVIDIA B200 (Blackwell generation) GPU, inclusive of networking, setup, shipping, and other expenses. We anticipate capex will be financed by a combination of debt and equity. We expect contract duration with our cloud services customers, comprised of established enterprises and well-funded AI startups, to be approximately 36 months, with an initial cost per card hour of $2.15 to $3.40, with a 15% annual per hour decline rated, translating to estimated annual revenue of between $18,000 and $30,000, assuming an 85% utilization rate. We anticipate a profit margin of approximately 78% driven by high utilization rates, stable energy costs, and economies of scale in procurement and infrastructure management.

We are actively engaged in research and development efforts to enhance our cloud services capabilities for our customers. For example, we are developing integrated software to automate layering of stacks and self-service portals on top of the cross-data center fabric, allowing our customers to access GPU or CPU nodes on demand—no matter where they physically reside. This provides significant flexibility as scaling is required to accelerate development of AI applications. In addition, we are working on advanced interconnect technologies like InfiniBand (IB) or RDMA over Converged Ethernet (“RoCE”). When combined with cross-data center links, these ensure that training jobs can be distributed without bottlenecks or high latency. By emphasizing scale, performance, and reliability, we believe that we will be positioned to maximize customer retention while pricing our services at a premium to those offered by our competitors.

We leverage a global network of data center resources by partnering with eight third-party data center providers to achieve high autonomy in locations across Europe, Canada, and the U.S. Our initial HPC data center partnership through which we lease capacity is at BlöndUos Campus, Iceland, offering a world-class operations team with certified technicians and reliable engineers. The facility has 50kW rack density and 6MW total capacity. Its energy source is 100% renewable energy, mainly from Blanda Hydro PowerStation, the winner of IHA Blue Planet Awards in 2017. On October 23, 2023, Bit Digital announced that we had commenced AI operations by signing a binding term sheet with a customer (the “Initial Customer”) to support their GPU workloads. Under the agreement, as amended, we will supply this customer with a total of 2,048 GPUs for the respective three-year periods, amounting to total revenue of approximately $150 million assuming the customer utilizes the GPUs at full capacity for the duration of the contract. In January 2025, we executed an additional agreement with this client to provide 464 B200 GPUs for an 18-month term beginning on June 30, 2025, with approximately $15 million of target annualized revenue assuming the customer utilizes the GPUs at full capacity for the duration of the contract.

Digital Asset Business Segment

The digital asset business segment of the Digital Infrastructure Business (the “Digital Asset Business Segment”) is comprised primarily of two distinct but highly complementary operations: (i) digital asset mining (the “Digital Asset Mining Operations”); and (ii) ETH staking (the “ETH Staking Operations”).

Digital Asset Mining Business

We commenced our bitcoin (“BTC”) mining business in February 2020. We initiated limited Ethereum mining operations in January 2022, however discontinued the operations by September 2022 due to Ethereum blockchain switching from proof-of-work (“PoW”) consensus mechanism to proof-of-stake (“PoS”) validation. Our mining operations, hosted by third-party providers, use specialized computers, known as miners, to generate digital assets. Our miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply high computational power, expressed as “hash rate”, to provide transaction verification services (generally known as “solving a block”) which helps support the blockchain. For every block added, the blockchain provides an award equal to a set number of digital assets per block. Miners with a greater hash rate generally have a higher chance of solving a block and receiving an award.

We operate our mining assets with the primary intent of accumulating digital assets which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs, and/or exchange into ETH or USD Coin (“USDC”). Our mining strategy has been to mine bitcoins as quickly and as many as possible given the fixed supply of bitcoins. In view of historically long delivery lead times to purchase miners from manufacturers like Bitmain Technologies Limited (“Bitmain”) and MicroBT Electronics Technology Co., Ltd (“MicroBT”), and other considerations, we have chosen to acquire miners on the spot market, which can typically result in delivery within a relatively short time.

We have signed service agreements with third-party hosting partners in North America and Iceland. These partners operate specialized mining data centers, where they install and operate the miners and provide IT consulting, maintenance, and repair work on site for us. Our mining facilities in New York are maintained by Coinmint LLC (“Coinmint”) and Digihost Technologies Inc. (“Digihost”). Our mining facilities in Texas are maintained by Dory Creek, LLC, a subsidiary of Bitdeer Technologies Group (“Bitdeer”) and A.R.T. Digital Holdings Corp (“KaboomRacks”). Soluna Computing, Inc and DVSL ComputeCo, LLC (collectively “Soluna”) maintained our mining facilities in Kentucky and Texas. Our mining facility in Iceland is maintained by GreenBlocks ehf, an Icelandic private limited company (“GreenBlocks”). We have relocated our miners from our mining facility in Canada maintained by Blockbreakers Inc. (“Blockbreakers”) to Soluna and Coinmint after our service agreement expired in November 2024. From time to time, the Company may change partnerships with hosting facilities to recalibrate its bitcoin mining operations. These terminations are strategic, targeting reduced operational costs, enhanced energy efficiency for a smaller carbon footprint, increased flexibility in operational control, and minimized geopolitical risks. While a short-term decrease in mining output might occur, we expect these changes to yield long-term operational improvements.

We are a sustainability-focused digital asset mining company. On June 24, 2021, we signed the Crypto Climate Accord, a private sector-led initiative that aims to decarbonize the crypto and blockchain sectors. On December 7, 2021, we became a member of the Bitcoin Mining Council (“BMC”), joining MicroStrategy and other founding members to promote transparency, share best practices, and educate the public on the benefits of bitcoin and bitcoin mining.

ETH Staking Business

In the fourth quarter of 2022, we formally commenced Ethereum staking operations. We intend to delegate or stake our ETH holdings to an Ethereum validator node to help secure and strengthen the blockchain network. Stakers are compensated for this commitment in the form of a reward of the native network token.

Our native staking operations are enhanced by a partnership with Blockdaemon, the leading institutional-grade blockchain infrastructure company for node management and staking. In the fourth quarter of 2022, following a similar mechanism to native Ethereum staking, we also participated in liquid staking via Portara protocol (formerly known as Harbour), the liquid staking protocol developed by Blockdaemon and StakeWise and the first of its kind tailored to institutions. With the introduction of staked ETH withdrawals in April 2023, we have reassessed our Ethereum network staking approaches, weighing the advantages of traditional staking against liquid staking solutions. The withdrawal feature in native staking, coupled with yields that are on par with those of liquid staking, has encouraged us to expand our collaborations with other service providers in this domain. As a result, we terminated all liquid staking activities with StakeWise in the third quarter of 2023, reclaiming all staked Ethereum along with the accumulated rewards. In the fourth quarter of 2023, the Company terminated the native staking activities and reclaimed all staked Ethereum with Blockdaemon.

Our native staking operations with MarsProtocol Technologies Pte. Ltd. (“Marsprotocol”) commenced in the first quarter of 2023 and concluded in July 2023.  After ceasing operations with Marsprotocol, we initiated our native staking with MarsLand Global Limited (“MarsLand”) in August 2023. Subsequently, we have ceased our native staking with MarsLand in the first quarter of 2024 and initiated our native staking with Figment Inc.

We started participating in liquid staking via Liquid Collective protocol on the Coinbase platform in the first quarter of 2023. Liquid staking allows participants to achieve greater capital efficiency by utilizing their staked ETH as collateral and trading their staked ETH tokens on the secondary market. In the first quarter of 2024, we have reclaimed all the liquid staked ETH from Liquid Collective protocol.

Corporate Information

Our executive offices are located at 31 Hudson Yards, Floor 11, New York, NY, 10001, and our telephone number is (212) 463-5121. The information on our website does not constitute part of this prospectus and inclusion of our website address to this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report”) under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information; Incorporation by Reference” on page iv of this prospectus.

Please note in considering the “Risk Factors” in Item 1A of our Annual Report, or in any Form 10-Q, or in any of our filings with the SEC that are incorporated by reference in this prospectus that: notwithstanding the fact that Bit Digital, Inc. has not conducted operations in the PRC since September 30, 2021, we have previously disclosed under Risk Factors in our Annual Report that “We may be subject to fines and penalties for any noncompliance with or any liabilities in our former business in China in a certain period from now on.” Although the statute of limitations for non-compliance by our former business in the PRC is generally two years and the Company has been out of the PRC, for more than two years, the Authority may still find that our prior bitcoin mining operations involved a threat to financial security. In such event, the two-year period would be extended to five years.

Potential of Bit Digital Being Classified as a Passive Foreign Investment Company

Generally, if for any taxable year 75% or more of the Company’s gross income is passive income, or at least 50% of the average quarterly value of the Company’s assets are held for the production of, or produce, passive income, the Company would be characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. While the Company’s Management has obtained a third party analysis for 2024 and does not believe that the Company should be classified as a PFIC for 2024, PFIC status is determined annually, and whether the Company will be a PFIC for the current taxable year or any future taxable year is uncertain. Moreover, the Company is not committing to determine whether it is or is not a PFIC on an annual basis. If the Company is characterized as a PFIC, United States holders of Ordinary Shares may suffer adverse tax consequences, including the treatment of gains realized on the sale of Ordinary Shares as ordinary income, rather than as capital gain, the loss of the preferential income tax rate applicable to dividends received on Ordinary Shares by individuals who are United States holders, and the addition of interest charges to the tax on such gains and certain distributions. A United States shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a Qualified Electing Fund (“QEF”) election or, to a lesser extent, a mark-to-market election. The Company does not intend to provide the information necessary for United States shareholders to make a QEF election if the Company is classified as a PFIC for any year.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include capital expenditures, funding potential acquisitions of additional new mining equipment, cloud services equipment, other potential acquisitions, and general working capital. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Act (Revised) of the Cayman Islands and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Appeals from the Cayman Islands Courts to the Privy Council (which is the final court of appeal for British overseas territories, such as the Cayman Islands) are binding on courts in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States and provide less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. There is also uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may experience difficulties in effecting service of legal process and enforcing judgments against us and our management, and the ability of U.S. authorities to bring actions abroad.

Currently, a substantial portion of our operations and personnel are located outside the United States in Canada and Iceland. A majority of the members of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Foreign countries may have no arrangement for the reciprocal enforcement of judgments with the United States. As a result, recognition and enforcement in a foreign country of judgments of a court in the United States and any of the other jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Even if you sue successfully in a U.S. court or any other jurisdictions, you may not be able to collect on such judgment against us or our directors and officers. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or officers outside the United States.

We have appointed Corporation Service Company located at 19 West 44th Street, Suite 201, New York, New York 10036, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

TAXATION

Certain Material Cayman Islands Tax Considerations

The following discussion of material Cayman Islands and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Certain Material United States Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, S-corporations, partnerships and their partners, tax-exempt organizations (including private foundations), individual retirement accounts or Roth IRAs, investors who are not U.S. Holders, U.S. expatriates, investors that own (directly, indirectly, or constructively) 5% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that have a functional currency other than the U.S. dollar, investors who hold our Ordinary Shares in connection with a trade or business outside the United States, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax, estate or gift tax, non-United States tax considerations or the Medicare tax. To the extent that the discussion relates to matters of United States tax law, it represents the opinion of Davidoff Hutcher & Citron LLP, our United States counsel.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership may vary depending on the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends are currently taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. IRS authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, in light of your own particular circumstances.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized for the ordinary share on the sale, exchange or disposition and your tax basis in such ordinary share, in each case as determined in U.S. dollars. The character of the gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations. Gain or loss recognized by a U.S. Holder from the sale or other disposition of Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

No assurance can be given as to whether we currently are not or will not become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us becoming a PFIC for the current or subsequent taxable years. While the Company’s Management has obtained a third party analysis for 2024 and does not believe that the Company should be classified as a PFIC for 2024, PFIC status is determined annually, and whether the Company will be a PFIC for the current taxable year or any future taxable year is uncertain. Moreover, the Company is not committing to determine whether it is not a PFIC on an annual basis. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections (described below) are made.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year, and an interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you if we are or become a PFIC.

A mark-to-market election will not apply to Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Receipt of Foreign Currency

The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder is not generally required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency is generally treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a completed Internal IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. U.S. Holders should also be aware that if the Company were a PFIC, they would generally be required to file IRS Form 8261, Information Return by a Shareholder of a Passive Foreign Investments Company or Qualified Electing Fund, during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections.

U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting rules to the Ordinary Shares and their particular circumstances.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES RESULTING FROM OWNING OR DISPOSING OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, INCOME TAX TREATIES AND INCLUDING ESTATE, GIFT AND INHERITANCE LAWS.

DESCRIPTION OF SHARE CAPITAL

The following description sets forth certain general terms and provisions of the ordinary shares and preference shares to which any prospectus supplement may relate.

In this “Description of Share Capital” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Bit Digital, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

General

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association (the “Articles”) and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below.

Our authorized share capital is US$3,500,000 consisting of 340,000,000 ordinary shares, par value $0.01 per share and 10,000,000 preference shares, par value $0.01 per share. As of June 13, 2025, there were 208,530,871 ordinary shares and 1,000,000 preference shares issued and outstanding.

Ordinary Shares

Dividends. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares (including our preference shares) under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including for the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands, every shareholder present in person or by proxy shall have one vote. On a poll, every shareholder entitled to vote (in person or by proxy) shall have one vote for each share for which he is the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than fifteen percent of the paid-up capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy. A proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting (including votes cast by holders of our preference shares), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast (including votes cast by holders of our preference shares). Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may, with the sanction of a special resolution and any other sanction required by the Companies Act, consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on ordinary shares and Forfeiture of ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares. We may, subject to obtaining the necessary approvals under our memorandum and articles of association, issue shares that are, or at our option or at the option of the holders are, subject to redemption. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this ( and any necessary approvals thereunder are duly obtained) and the company has the ability to pay its debts as they fall due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares do not have preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares with enhanced rights to vote without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Securities Transfer & Registrar, whose address is 2849 Executive Drive, Suite 200, Clearwater, Florida 33762.

Preference Shares

Dividends. The holders of our preference shares are entitled to receive, when, if and as paid or declared by the Directors, out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend on our ordinary shares, dividends at the annual rate of eight percent (8%) of the original purchase price per preference share, as adjusted for any share combinations or subdivisions, bonus issues and similar recapitalization events (“Recapitalization Events”). The right to dividends on preference shares are not cumulative, and no right accrues to holders of preference shares by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

Liquidation / Insolvency Preference. On a liquidation of the Company, the holder of any preference shares shall have the right to receive in preference to the holders of the ordinary shares, the greater of (A) the original purchase price of that preference share (adjusted for any Recapitalization Events) plus any declared but unpaid dividends thereon, but with no right to share in the distribution of any surplus assets of the Company, or (B) that amount that such preference share would have received had it been converted into an ordinary share pursuant to the conversion provisions in our Articles (as summarized below) on the day immediately prior to the date on which the Company entered liquidation. On an insolvency, liquidation or winding up of the Company, the holder of our preference shares shall be repaid in priority to the holders of our ordinary shares.

Conversion. Subject to the limitations summarized out below, the holder of any preference share may convert any preference shares held by them into ordinary shares of the Company on a one-for-one basis. The holder of any preference shares shall not be permitted to convert its preference shares into ordinary shares if such conversion would result in such holder being the registered owner of more than 4.99% of the issued ordinary shares of the Company.

Enhanced voting rights. For all matters relating to the Company requiring the votes of shareholder by a poll or by proxy, each preference share shall carry the equivalent number of votes as 50 ordinary shares.

If applicable, the prospectus supplement relating to a particular issue of preference shares will include a discussion of material U.S. federal income tax considerations.

Other rights that may attach to our shares

Subject to our memorandum and articles of association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by special resolution determine, and subject to the provisions of the Companies Act, any share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

Provisions in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant provisions of the Companies Act applicable to us.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies, provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect such a merger or consolidation of two Cayman Islands companies, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation must be obtained but if such secured creditor does not grant that person’s consent then the Courts of the Cayman Islands may upon application of the constituent company that has issued the security waive the requirement for such consent upon such terms as to security to be issued by the consolidated or surviving company or otherwise as the Court considers reasonable. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a director’s declaration regarding matters prescribed by the Companies Act, an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of minority shareholders. When an offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. A dissenting shareholder may object by making an application to the Grand Court of the Cayman Islands within one month from the date of notice being given that their shares are being compulsorily acquired. If an arrangement and reconstruction is thus approved, or if an offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from the willful neglect or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than ten (10%) percent of all paid up share capital in issue and carrying the right of voting at general meetings to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation may be removed with our without cause with the approval of a majority of the outstanding shares entitled to vote. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two- tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they come due, by an ordinary resolution of its members. The court has authority to order winding up of a company in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Share Options

Share-based compensation such as restricted stock units (“RSUs”), incentive and non-statutory stock options, restricted shares, share appreciation rights and share payments may be granted to any directors, employees and consultants of the Company or affiliated companies under 2021 Omnibus Equity Incentive Plan (“2021 Plan”), 2021 Second Omnibus Equity Incentive Plan (“2021 Second Plan”) and 2023 Omnibus Equity Incentive Plan (“2023 Plan”, together the “Plans”). An aggregate of 2,415,293 RSUs were granted under the 2021 Plan and no ordinary shares remain reserved for issuance under the 2021 Plan. There are 5,000,000 ordinary shares reserved for issuance under the Company’s 2021 Second Plan, under which 4,211,372 RSUs and 395,000 share options have been granted as of March 31, 2025. There are 5,000,000 ordinary shares reserved for issuance under the Company’s 2023 Plan, under which 1,036,831 RSUs have been granted and were unvested as of March 31, 2025 and 360,000 options were outstanding.

The Plans allow the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The Plans provides for accelerated vesting of unvested options if there is a change in control, as defined in the Plans.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preference shares, ordinary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preference shares or ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our ordinary shares or preference shares will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the ordinary shares or preference shares that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of ordinary shares or preference shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, preference shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our ordinary shares, preference shares or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of our ordinary shares, preference shares or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including ordinary shares, preference shares, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or direct purchasers;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise set forth in the applicable prospectus supplement, Davidoff Hutcher & Citron LLP is acting as counsel for the Company in connection with the offering. The validity of our ordinary shares and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of and for the fiscal year ended December 31, 2024 and December 31, 2023 have been incorporated by reference in this prospectus and in this Registration Statement in reliance upon the report of Audit Alliance LLP, independent registered public accounting firm, on its audit of our financial statements given on authority of this firm as expert in accounting and auditing.

$135,000,000

4.00% Convertible Senior Notes due 2030

Prospectus Supplement

Joint Book-Running Managers

Barclays	Cantor	B. Riley Securities

Financial Advisor to Bit Digital, Inc.

ICR Capital LLC

September 29, 2025